Exhibit 4.1

AMENDED AND RESTATED

INDENTURE

Between

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST,
as Issuer

and

THE BANK OF NEW YORK,
as Indenture Trustee

Dated as of May 26, 2005

CROSS-REFERENCE TABLE
TRUST INDENTURE ACT

SECTION		INDENTURE SECTION
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10
	(a) (4)	5.3(g), 5.3(h)
	(b)	6.11
	(c)	N.A.
311	(a)	6.13
	(b)	6.13
	(c)	N.A.
312	(a)	7.1, 7.2
	(b)	7.2
	(c)	7.2
313	(a)	7.4(a), 7.4(b)
	(b) (1)	7.4(a)
	(b) (2)	7.4(a)
	(c)	7.4(a)
	(d)	7.4(a)
314	(a)	7.3(a), 3.9
	(b)	3.6
	(c) (1)	2.1, 2.9, 4.1, 11.1(a)
	(c) (2)	2.1, 2.9, 4.1, 11.1(a)
	(c) (3)	2.9, 4.1, 11.1(a)
	(d)	2.9, 11.1(b)
	(e)	11.1(a)
	(f)	11.1(a)
315	(a)	6.1(a)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.2, 6.1(c)
	(e)	5.13
316	(a) last sentence	11.3(c)
	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	Omitted
316	(b), (c)	5.7
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3
318	(a)	11.7

N.A. means Not Applicable.

This cross reference table shall not, for any purpose, be deemed to be part of this Indenture.

i

SECTION 3.19 Successor or Transferee
SECTION 3.20 No Other Business
SECTION 3.21 No Borrowing
SECTION 3.22 Guarantees, Loans, Advances and Other Liabilities
SECTION 3.23 Capital Expenditures
SECTION 3.24 Restricted Payments
SECTION 3.25 Other Negative Covenants
SECTION 3.26 Separate Corporate Existence of the Issuer
SECTION 3.27 Representations and Warranties by the Issuer to the Indenture Trustee

ARTICLE IV SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture
SECTION 4.2 Application of Trust Money
SECTION 4.3 Repayment of Monies Held by Paying Agent
SECTION 4.4 Duration of Position of Indenture Trustee

ARTICLE V DEFAULT AND REMEDIES

SECTION 5.1 Events of Default
SECTION 5.2 Acceleration of Maturity; Rescission and Annulment
SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee
SECTION 5.4 Remedies; Priorities
SECTION 5.5 Optional Preservation of the Trust Estate
SECTION 5.6 Limitation of Suits
SECTION 5.7 Unconditional Rights of Interestholders To Receive Principal and Interest
SECTION 5.8 Restoration of Rights and Remedies
SECTION 5.9 Rights and Remedies Cumulative
SECTION 5.10 Delay or Omission Not a Waiver
SECTION 5.11 Control by Interestholders
SECTION 5.12 Waiver of Past Defaults
SECTION 5.13 Undertaking for Costs
SECTION 5.14 Waiver of Stay or Extension Laws
SECTION 5.15 Action on Investor Interests
SECTION 5.16 Performance and Enforcement of Certain Obligations
SECTION 5.17 Early Amortization Events

ARTICLE VI THE INDENTURE TRUSTEE

SECTION 6.1 Duties of Indenture Trustee
SECTION 6.2 Rights of Indenture Trustee
SECTION 6.3 Individual Rights of Indenture Trustee
SECTION 6.4 Indenture Trustee’s Disclaimer
SECTION 6.5 Notice of Defaults
SECTION 6.6 Reports by Indenture Trustee to Holders
SECTION 6.7 Compensation; Indemnity
SECTION 6.8 Replacement of Indenture Trustee
SECTION 6.9 Successor Indenture Trustee by Merger
SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee
SECTION 6.11 Indenture Trustee Required; Eligibility

SECTION 6.12 Waiver of Setoffs
SECTION 6.13 Preferential Collection of Claims Against Issuer
SECTION 6.14 Representations and Covenants of the Indenture Trustee
SECTION 6.15 Custody of Collateral

ARTICLE VII INTERESTHOLDERS’ LISTS AND REPORTS

SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Interestholders
SECTION 7.2 Preservation of Information, Communications to Interestholders
SECTION 7.3 Reports by Issuer
SECTION 7.4 Reports by Indenture Trustee

ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money
SECTION 8.2 Trust Accounts; Allocations; Payments
SECTION 8.3 General Provisions Regarding Trust Accounts
SECTION 8.4 Release of Trust Estate
SECTION 8.5 Opinion of Counsel
SECTION 8.6 Rights of Interestholders

ARTICLE IX SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Interestholders
SECTION 9.2 Supplemental Indentures With Consent of Interestholders
SECTION 9.3 Execution of Supplemental Indentures
SECTION 9.4 Effect of Supplemental Indenture
SECTION 9.5 Conformity with Trust Indenture Act
SECTION 9.6 Reference in Investor Interests to Supplemental Indentures

ARTICLE X REDEMPTION OF INVESTOR INTERESTS

SECTION 10.1 Redemption
SECTION 10.2 Form of Redemption Notice
SECTION 10.3 Investor Interests Payable on Redemption Date

ARTICLE XI MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, etc.
SECTION 11.2 Form of Documents Delivered to Indenture Trustee
SECTION 11.3 Acts of Interestholders
SECTION 11.4 Notices, etc., to Indenture Trustee, Issuer and Rating Agencies
SECTION 11.5 Notices to Interestholders; Waiver
SECTION 11.6 Alternate Payment and Notice Provisions
SECTION 11.7 Conflict with Trust Indenture Act
SECTION 11.8 Effect of Headings and Table of Contents
SECTION 11.9 Successors and Assigns
SECTION 11.10 Separability
SECTION 11.11 Benefits of Indenture
SECTION 11.12 Legal Holidays

SECTION 11.13 GOVERNING LAW
SECTION 11.14 Counterparts
SECTION 11.15 Recording of Indenture
SECTION 11.16 No Recourse
SECTION 11.17 No Petition
SECTION 11.18 Inspection
SECTION 11.19 No Substantive Review of Compliance Documents
SECTION 11.20 Amendment of Basic Documents
SECTION 11.21 Subordination
SECTION 11.22 Intercreditor Arrangement

Exhibit A Form of Investment Letter

AMENDED AND RESTATED INDENTURE, dated as of May 26, 2005, between TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST, a Delaware statutory trust (the “Issuer”), and THE BANK OF NEW YORK, a New York banking corporation, as indenture trustee (as indenture trustee and not in its individual capacity the “Indenture Trustee”).

RECITALS

IN WITNESS WHEREOF, each party agrees to as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Investor Interests and (only to the extent expressly provided herein) the Residual Interestholder:

GRANTING CLAUSE

The Issuer hereby mortgages, pledges, bargains, sells, warrants, alienates, remises, releases, conveys, assigns, transfers, creates, and grants to the Indenture Trustee, for the benefit of the Holders of the Investor Interests, and (only to the extent expressly provided herein) the Residual Interestholder, on the date hereof and on each Addition Date, a Lien upon and a security interest in and a right of set-off against all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property, consisting of, arising from or relating to: (a) all Receivables, all Collateral Security with respect thereto, all monies due or to become due thereon (including all interest thereon accruing after the Initial Cut-Off Date, whether paid or payable) and all amounts received with respect thereto (including Collections) and all proceeds thereof (including “proceeds” as defined in Section 9-102(64) of the UCC) and Recoveries, existing in Accounts on the Initial Cut-Off Date, generated in the Accounts after the Initial Cut-Off Date and Receivables existing in or generated in any Accounts added to the Issuer on any Addition Date; (b) all of the Issuer’s rights, remedies, powers and privileges with respect to such Receivables under the Receivables Transfer Agreements, the Receivables Purchase Agreement and the Sale and Servicing Agreement; (c) all funds on deposit in the Trust Accounts; and (d) any proceeds of the foregoing (collectively, the “Collateral”).

The foregoing Grant has been made and will continue to be made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Investor Interests, equally and ratably without prejudice, priority or distinction (except as otherwise provided in any Series Supplement or supplement hereto), to secure (only to the extent expressly provided herein) distributions with respect to the Residual Interest, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.  This Indenture constitutes a security agreement under the UCC.

The foregoing Grant includes and will continue to include all rights, powers and options (but none of the obligations, if any) of the Issuer under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Receivables included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive under or with respect to the Collateral.

The Indenture Trustee, as trustee on behalf of the Interestholders and (only to the extent expressly provided herein) the Residual Interestholder, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  Definitions and Rules of Construction.  Certain capitalized terms used in this Indenture shall have the respective meanings assigned them in the Amended and Restated Sale and Servicing Agreement, dated as of the date hereof (the “Sale and Servicing Agreement”), among Textron Financial Corporation (“TFC”), the Seller, the Issuer and the Indenture Trustee.  All references herein to “this Indenture” are to this Indenture as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Indenture unless otherwise specified.  All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Investor Interest or other document made or delivered pursuant hereto unless otherwise defined therein.  The rules of construction set forth in Section 1.2 of the Sale and Servicing Agreement shall be applicable to this Indenture.

SECTION 1.2  Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Indenture securities” means the Investor Interests.

“Indenture trustee” means the Indenture Trustee.

“Obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

ARTICLE II
THE INVESTOR INTERESTS

SECTION 2.1  Issuance of Investor Interests; Execution, Authentication and Delivery.

(a)                                  Investor Interests may be issued by the Issuer upon execution of this Indenture and from time to time thereafter, in each case, in accordance with the terms and conditions authorized by or pursuant to a Series Supplement.  The Investor Interests may be issued in one or more Series.  The aggregate principal amount of the Investor Interests of all Series that may be authenticated and delivered and outstanding under this Indenture is not limited.

(b)                                 The Investor Interests shall be executed on behalf of the Issuer by any of its Authorized Officers.  The signature of any such Authorized Officer on the Investor Interests may be manual or facsimile.  Investor Interests bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Investor Interests or did not hold such office at the date of such Investor Interests.

(c)                                  Prior to or concurrently with the delivery of any Investor Interest to the Indenture Trustee for authentication, the parties hereto shall execute and deliver a Series Supplement which will specify the principal terms of such new Series. The terms of such Series Supplement may modify or amend the terms of this Indenture solely as applied to such new Series of Investor Interests.

(i)                                     The Series Supplement shall set forth, in addition to all other requirements of such certificate:

(A)                              the name or designation of the particular Series (which shall distinguish such Series from all other Series);

(B)                                the initial aggregate principal amount of the Series (or method for calculating its initial principal amount) which may be authenticated and delivered under this Indenture (except for Investor Interests authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Investor Interests of such Series pursuant to this Indenture);

(C)                                the method for allocating principal and interest to the Interestholders;

(D)                               the rate or rates (or the method for determining its rate) at which the Investor Interests of such Series shall bear interest, if any, or the initial interest rate and the method for determining subsequent interest rates;

(E)                                 the terms on which the Investor Interests may be exchanged for Investor Interests of another Series, be subject to repurchase, optional redemption or mandatory redemption by the Seller or be remarketed by any remarketing agent;

(F)                                 the percentage used to calculate Monthly Servicing Fees;

(G)                                the level of subordination provided by the Residual Interest;

(H)                               the Final Payment Date for that Series; and

(I)                                    any other terms permitted by this Indenture.

(ii)                                  The obligation of the Indenture Trustee to authenticate the Investor  Interests of such new Series and to execute and deliver the related Series Supplement is subject to the following:

(A)                              on or before the tenth Business Day immediately preceding the Series Issuance Date, the Seller shall have given the Indenture Trustee, the Issuer, the Servicer, each Rating Agency with respect to the new Series and each outstanding Series and any Agent written notice of such issuance and the Series Issuance Date;

(B)                                the Issuer shall have delivered to the Indenture Trustee a Series Supplement, in form reasonably satisfactory to the Indenture Trustee, executed by the Issuer and the Servicer;

(C)                                the Issuer shall have delivered to the Indenture Trustee any related agreements, executed by each party hereto other than the Indenture Trustee;

(D)                               there shall have been delivered to the Indenture Trustee an Opinion of Counsel to the effect that, for federal income tax purposes, (i) the issuance of the Investor Interests will not adversely affect the characterization of the Investor Interests of any outstanding Series or Class of Investor Interests, as debt, nor will the issuance cause a taxable event for any Interestholder and (ii) the issuance of such Investor Interests will not cause the Issuer to be characterized as an association or publicly traded partnership taxable as a corporation;

(E)                                 the Issuer and the Servicer shall each have delivered to the Indenture Trustee an Officer’s Certificate to the effect that on the Series Issuance Date after giving effect to the issuance of such new Series, all conditions precedent provided in this Indenture and the related Series Supplement with respect to the authentication and delivery of the new Series of Investor Interests have been complied with;

(F)                                 the Rating Agency Condition shall be satisfied with respect to the issuance of such Series of Investor Interests.

(d)                                 Prior to or concurrently with each new issuance, TFC and the Issuer shall have represented and warranted that the issuance shall not, in their reasonable belief, cause an Early Amortization Event to occur for any outstanding Series or Class of Investor Interests.

(e)                                  Upon execution and delivery of the items set forth in Section 2.1(c)(ii) above to the Indenture Trustee, the Indenture Trustee shall thereupon authenticate and deliver the related Investor Interests as directed in an Issuer Order.

(f)                                    The Indenture Trustee is hereby authorized and directed to execute and deliver any Series Supplement provided to it by the Issuer pursuant to Section 2.1(c)(ii).  The Indenture Trustee shall not be under any obligation to execute and deliver any such Series Supplement which it deems, in its reasonable judgment, to adversely affect the Indenture Trustee’s own rights, duties, liabilities or indemnities.  The Indenture Trustee shall not otherwise be responsible for, and its execution and delivery of any Series Supplement shall not be construed to imply or constitute any affirmative determination on the part of the Indenture Trustee as to the sufficiency or acceptability of the terms of such Series Supplement.

SECTION 2.2  Form of Investor Interests and Indenture Trustee’s Certificate of Authentication.

(a)                                  The Investor Interests shall be in the forms provided from time to time by or pursuant to a Series Supplement in accordance with the terms of this Indenture and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Investor Interests may be listed or to conform to usage.  Any portion of the text of any Investor Interest may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Investor Interest.  The Definitive Interests shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officer executing such Investor Interests, as evidenced by such officer’s execution of such Investor Interests.

(b)                                 The Indenture Trustee’s certificate of authentication shall be substantially in the following form:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Investor Interests designated above and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:
Dated:

(c)                                  Each Investor Interest shall be dated the date of its authentication.  Unless otherwise provided in the related Series Supplement, each Investor Interest shall be issuable as a registered Investor Interest in the minimum denomination of $1,000,000 and in integral multiples of $1,000.

SECTION 2.3  Temporary Interests.

(a)                                  Pending the preparation of Definitive Interests, if any, to be issued in exchange for Book-Entry Interests, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, such Temporary Interests which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Interests in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Investor Interests may determine, as evidenced by their execution of such Investor Interests.

(b)                                 If Temporary Interests are issued, the Issuer shall cause Definitive Interests to be prepared without unreasonable delay.  After the preparation of Definitive Interests, the Temporary Interests shall be exchangeable for Definitive Interests upon surrender of the Temporary Interests at the Agency Office of the Issuer to be maintained as provided in Section 3.2, without charge to the Interestholder.  Upon surrender for cancellation of any one or more Temporary Interests, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Interests of authorized denominations.  Until so delivered in exchange, the Temporary Interests shall in all respects be entitled to the same benefits under this Indenture as Definitive Interests.

SECTION 2.4  Registration; Registration of Transfer and Exchange of Investor Interests.

(a)                                  The Issuer shall cause to be kept the Register, comprising separate registers for each Series and Class of Investor Interests, in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer shall provide for the registration of the Investor Interests and the registration of transfers and exchanges of the Investor Interests (the “Register”).  The Indenture Trustee shall initially be the Registrar for the purpose of registering the Investor Interests and transfers of the Investor Interests as herein provided.  Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor Registrar or, if it elects not to make such an appointment, assume the duties of the Registrar.

(b)                                 If a Person other than the Indenture Trustee is appointed by the Issuer as Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register.  The Indenture Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof.  The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Executive Officer thereof as to the names and addresses of the Interestholders and the principal amounts and number of such Investor Interests.

(c)                                  Upon surrender for registration of transfer of any Investor Interest at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Investor Interests to the Issuer by the Indenture Trustee), if the requirements of Section 8-401(a) of the UCC as in effect in the State of New York are met and any appropriate requirements for transition set forth in the related Series Supplement are satisfied, the Issuer shall execute, the Indenture Trustee shall authenticate and the Interestholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Investor Interests of the same Series in any authorized denominations of a like aggregate principal amount.

(d)                                 At the option of the Interestholders, Investor Interests may be exchanged for other Investor Interests of the same Series and Class in any authorized denominations, of a like aggregate principal amount, upon surrender of such Investor Interests to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Investor Interests to the Issuer by the Indenture Trustee).  Whenever Investor Interests are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Interestholder shall obtain from the Indenture Trustee, such Investor Interests which the Interestholder making the exchange is entitled to receive.

(e)                                  All Investor Interests issued upon any registration of transfer or exchange of other Investor Interests shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture and the related Series Supplement as the Investor Interests surrendered upon such registration of transfer or exchange.

(f)                                    Every Investor Interest presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company and by such other documents as the Indenture Trustee and Registrar may reasonably require.

(g)                                 No service charge shall be made to a Holder for any registration of transfer or exchange of Investor Interests, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Investor Interests, other than exchanges pursuant to Sections 2.3 or 9.6 not involving any transfer.

(h)                                 The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Registrar need not register transfers or exchanges, (i) of Investor Interests that have been selected for redemption pursuant to Article X, if applicable; (ii) of Investor Interests that are due for repayment within 15 days of submission to the Corporate Trust Office or the Agency Office; or (iii) if Section 2.15 has not been complied with in connection with such transfer.

(i)                                     The registration of transfer of any Investor Interest shall be subject to the additional requirements, if any, set forth in the related Series Supplement.

(j)                                     All Investor Interests surrendered for registration of transfer or exchange shall be cancelled by the Indenture Trustee and Registrar and disposed of by the Indenture Trustee and Registrar in accordance with its customary procedures.  The Indenture Trustee and Registrar shall dispose of any Temporary Interests upon its exchange in full for Definitive Investor Interests (of the same Series) in accordance with its customary procedures.

(k)                                  Neither the Indenture Trustee nor the Registrar shall have any responsibility to monitor or restrict the transfer of beneficial ownership in any Investor Interest an interest in which is transferable through the facilities of the Depository.

SECTION 2.5  Mutilated, Destroyed, Lost or Stolen Investor Interests.

(a)                                  If (i) any mutilated Investor Interest is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Investor Interest, and  (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Registrar or the Indenture Trustee that such Investor Interest has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer’s written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Investor Interest, a replacement Investor Interest of a like Series and Class and aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Investor Interest, but not a mutilated Investor Interest, shall have become or within 15 days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Investor Interest, the Issuer may make payment to the Holder of such destroyed, lost or stolen Investor Interest when so due or payable or upon the Redemption Date, if applicable, without surrender thereof.

(b)                                 If, after the delivery of a replacement Investor Interest or payment in respect of a destroyed, lost or stolen Investor Interest pursuant to subsection (a), a bona fide purchaser of the original Investor Interest in lieu of which such replacement Investor Interest was issued presents for payment such original Investor Interest, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Investor Interest (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Investor Interest from the Person to whom such replacement Investor Interest was delivered or (iii) any assignee of such Person, except a bona fide purchaser, and the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(c)                                  In connection with the issuance of any replacement Investor Interest under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Holder of such Investor Interest of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.

(d)                                 Any duplicate Investor Interest issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Investor Interest shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Investor Interest shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Investor Interests duly issued hereunder.

(e)                                  The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Investor Interests.

SECTION 2.6  Persons Deemed Interestholders.  Prior to due presentment for registration or transfer of any Investor Interest, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee shall treat the Person in whose name any Investor Interest is registered (as of the day of determination) as the Interestholder for the purpose of receiving payments of principal of and interest on such Investor Interest and for all other purposes whatsoever, whether or not such Investor Interest be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7  Payment of Principal and Interest.

(a)                                  Interest on each Series of Investor Interests shall accrue and be payable as provided in the applicable Series Supplement.  Unless otherwise provided in the applicable Series Supplement, any installment of interest payable on any Investor Interest shall be punctually paid or duly provided for by a deposit by or at the written direction of the Issuer into the Collection Account, on the applicable Payment Date and shall be paid to the Person in whose name such Investor Interest (or one or more Predecessor Interests) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Register on such Record Date or, if any Interestholder that holds at least $10,000,000 of Outstanding Amount of Investor Interests of any Series so requests, payment shall be made by wire transfer in immediately available funds to the account designated by such Interestholder; provided, however, that, with respect to Book-Entry Interests registered on the applicable Record Date in the name of the Depository for which Definitive Interests have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder.

(b)                                 The principal of each Series of Investor Interests shall be payable as provided in the applicable Series Supplement.  All principal payments on each Series of Investor Interests shall be made pro rata to the Interestholders of such Series entitled thereto unless otherwise provided in the related Series Supplement.  Unless otherwise provided in the applicable Series Supplement, any installment of principal payable on any Investor Interest shall be punctually paid or duly provided for by a deposit by or at the direction of the Issuer into the Collection Account on the applicable Payment Date and shall be paid to the Person in whose name such Investor Interest (or one or more Predecessor Interests) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Register on such Record Date or, if any Interestholder that holds at least $10,000,000 of the Outstanding Amount of Investor Interests of any Series so requests, payment shall be made by wire transfer in immediately available funds to the account designated by such Interestholder; provided, however, that, with respect to Book-Entry Interests registered on the Record Date in the name of the Depository for which Definitive Interests have not been issued pursuant to Section 2.12, payment shall be made by wire transfer in immediately available funds to the account designated by such Holder, except for the final installment of principal on any such Investor Interest and the Redemption Price for any Investor Interests, if so called, which, in each case, shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with Section 3.3.

(c)                                  With respect to any Payment Date on which the final installment of principal and interest on a Series of Investor Interests is to be paid and upon the Indenture Trustee having received notice from the Issuer that such final installment has been made, the Indenture Trustee shall notify each Interestholder of such Series of Investor Interests as of the Record Date for such Payment Date of the fact that the final installment of principal of and interest on such Investor Interest is to be paid on such Payment Date.  With respect to Book-Entry Interests for which Definitive Interests have not been issued, such notice shall be sent on the Business Day prior to such Payment Date by facsimile, and with respect to Definitive Interests, such notice shall be sent not later than three Business Days after such Record Date in accordance with Section 11.5(a), and, in each case, shall specify that such final installment shall be payable only upon presentation and surrender of such Investor Interest and shall specify the place where such Investor Interest may be presented and surrendered for payment of such installment.  The Indenture Trustee shall not be liable for any failure to provide notice to the Interestholders as required pursuant to this Section 2.7(c) to the extent it has not received notice of such expected final Payment Date from the Issuer not later than two Business Days after the Record Date.  Notices in connection with redemptions of Investor Interests shall be mailed to Interestholders as provided in Section 10.2.

SECTION 2.8  Cancellation of Investor Interests.  All Investor Interests surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee.  The Issuer may at any time deliver to the Indenture Trustee for cancellation any Investor Interests previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Investor Interests so delivered shall be promptly canceled by the Indenture Trustee.  No Investor Interests shall be authenticated in lieu of or in exchange for any Investor Interests canceled as provided in this Section 2.8, except as expressly permitted by this Indenture or the related Series Supplement.  All canceled Investor Interests may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time.

SECTION 2.9  Release of Collateral.  If the Indenture is or is required to be qualified under the Trust Indenture Act, the Indenture Trustee shall release property from the Lien of this Indenture, other than as permitted by Sections 3.17, 8.2, 8.4 and 11.1, only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (to the extent required by the Trust Indenture Act) Independent Certificates in accordance with Sections 314(c) and 314(d)(1) of the Trust Indenture Act.

SECTION 2.10  Book-Entry Interests.  Unless otherwise provided in the applicable Series Supplement, each Series of Investor Interests, upon original issuance, shall be issued in the form of a typewritten Investor Interest or Investor Interests representing the Book-Entry Interests, to be delivered to The Depository Trust Company, the initial Clearing Agency by or on behalf of the Issuer and such Investor Interest or Investor Interests shall be registered in the Register in the name of the nominee of the Clearing Agency (initially, Cede & Co.).  No Beneficial Owner of an Investor Interest shall receive a Definitive Interest representing such Beneficial Owner’s interest in such Investor Interest, except as provided in Section 2.12.  Unless and until Definitive Interests with respect to such Investor Interests have been issued to such Beneficial Owners pursuant to Section 2.12, with respect to such Investor Interests:

(a)                                  the provisions of this Section 2.10 shall be in full force and effect;

(b)                                 the Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on such Investor Interests and the giving of instructions or directions hereunder) as the sole Holder of such Investor Interests and shall have no obligation to such Beneficial Owners;

(c)                                  to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

(d)                                 the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and unless and until Definitive Interests are issued pursuant to Section 2.12, the initial Clearing Agency shall make book-entry transfers between the Clearing Agency Participants and receive and transmit payments of principal of and interest on such Investor Interests to such Clearing Agency Participants, pursuant to the Depository Agreement; and

(e)                                  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Investor Interests evidencing a specified percentage of the Outstanding Amount of the Investor Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has (i) received written instructions to such effect from Beneficial Owners of Investor Interests and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Investor Interests and  (ii) has delivered such instructions to the Indenture Trustee.

SECTION 2.11  Notices to Clearing Agency.  With respect to any Investor Interests issued as Book-Entry Interests, whenever a notice or other communication to the Interestholders is required under this Indenture, unless and until Definitive Interests representing such Investor Interests shall have been issued to the related Beneficial Owners of Investor Interests pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the related Interestholders to the Clearing Agency and shall have no obligation to such Beneficial Owners.

SECTION 2.12  Definitive Interests.  If for any Investor Interests issued as Book-Entry Interests: (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to such Investor Interests and the Issuer is unable to locate a qualified successor; (ii) the Issuer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency; or (iii) after the occurrence of an Event of Default or a Servicing Default, Beneficial Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Investor Interests advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Beneficial Owners, then the Clearing Agency shall notify all Beneficial Owners and the Indenture Trustee in writing of the occurrence of any such event and of the availability of Definitive Interests to such Beneficial Owners requesting the same.  Upon surrender to the Indenture Trustee of the typewritten Investor Interest or Investor Interests representing such Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the related Definitive Interests in accordance with the instructions of the Clearing Agency.  None of the Issuer, the Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.  Upon the issuance of such Definitive Interests, the Indenture Trustee shall recognize the Holders of such Definitive Interests as Interestholders.  The Indenture Trustee shall not be liable if the Issuer or the Indenture Trustee is unable to locate a qualified successor Depository (or a successor Clearing Agency).

SECTION 2.13  Seller as Interestholder.  The Seller in its individual or any other capacity may become the owner or pledgee of Investor Interests of any Series and may otherwise deal with the Issuer or its affiliates with the same rights it would have if it were not the Seller.

SECTION 2.14  Tax Treatment.  Unless otherwise specified in a Series Supplement with respect to Investor Interests of a Series (or with respect to Classes of Investor Interests of a Series), the Issuer and the Indenture Trustee entering into this Indenture, and the Interestholders and the Beneficial Owners, by acquiring any Investor Interest or interest therein, (i) express their intention that such Investor Interests qualify under applicable tax law as indebtedness secured by the Collateral and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Investor Interests as indebtedness of the Issuer secured by the Collateral for the purpose of federal income, state and local income and franchise taxes, any applicable single business tax, and any other taxes imposed upon, measured by or based upon gross or net income.  To the extent that the Issuer and the Indenture Trustee determine in a Series Supplement that the Investor Interests of that Series will have tax attributes that are different than those described in the preceding sentence, the Issuer and the Indenture Trustee, and the holders of the Investor Interests of that Series, will agree to be bound by such determination.

SECTION 2.15  Special Terms Applicable to Subsequent Transfers of Certain Interests.

(a)                                  The Investor Interests may not have been registered under the Securities Act, or the securities laws of any other jurisdiction.  Consequently, such Investor Interests (the “Unregistered Interests”) are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Series Supplement. Unless otherwise provided in the related Series Supplement, no sale, pledge or other transfer of any Unregistered Interest (or interest therein) after the date thereof may be made by any Person unless either such sale, pledge or other transfer is (i) otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Seller, and (B) the Indenture Trustee shall require a written opinion of counsel (which shall not be at the expense of the Seller, the Servicer or the Indenture Trustee) satisfactory to the Seller and the Indenture Trustee to the effect that such transfer will not violate the Securities Act or  (ii) satisfies the restrictions on transfer set forth in the applicable Series Supplement. Neither the Seller nor the Indenture Trustee shall be obligated to register any Unregistered Interests under the Securities Act, qualify any Unregistered Interests under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

(b)                                 Unless otherwise provided in the related Series Supplement, the Unregistered Interests may not be acquired by or for the account of a Benefit Plan and, by accepting and holding an Unregistered Interest, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan and, if requested to do so by the Seller or the Indenture Trustee, the Holder of an Unregistered Interest shall execute and deliver to the Indenture Trustee an investment letter in the form set forth in Exhibit A or such other certifications as provided in the related Series Supplement.

(c)                                  Unless otherwise provided in the related Series Supplement, Unregistered Interests shall be issued in the form of Definitive Interests, shall be in fully registered form and Sections 2.10, 2.11 and 2.12 of this Indenture shall not apply thereto.

(d)                                 Each Unregistered Interest shall bear legends to the effect set forth in subsections (a) and (b) (if subsection (b) is applicable) above or as otherwise provided in the related Series Supplement.

SECTION 2.16  Representations and Warranties.

(a)                                  The Issuer hereby represents, warrants and covenants to the Indenture Trustee as follows as of the date hereof:

(i)                                     General. This Indenture creates a valid and continuing security interest in the Issuer’s right, title and interest in, to and under the Collateral which (a) is enforceable against creditors of and purchasers from the Issuer, as such enforceability may be limited by applicable law, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) will be prior to all other Liens (other than Permitted Liens) in such property.

(ii)                                  Characterization. The Receivables constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102.

(iii)                               Creation. The Issuer owns and has good and marketable title to such Conveyed Assets free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Liens).

(iv)                              Perfection. The Issuer has caused, or will have caused within ten (10) days after the date hereof or any applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the Indenture Trustee’s security interest in the Collateral.

(v)                                 Priority. Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Indenture and the other Basic Documents. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Indenture Trustee or (ii) that has been terminated. The Issuer is not aware of any judgment lien or tax lien filings against the Issuer.

(vi)                              Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other Basic Document, the representations contained in this Section 2.16(a) shall be continuing and remain in full force and effect.

(b)                                 No Waiver. The Indenture Trustee shall not without the consent of S&P (if S&P is then rating any outstanding Series) waive a breach of any of the representations and warranties contained in Section 2.16(a).

ARTICLE III
COVENANTS

SECTION 3.1  Payment of Principal and Interest.  The Issuer shall duly and punctually pay the principal of and interest on the Investor Interests in accordance with the terms of the Investor Interests and this Indenture.  On each date on which any payments are to be made, the Issuer shall cause amounts on deposit in the Collection Account to be paid to the Interestholders in accordance with the terms of the Investor Interests and this Indenture, less amounts properly withheld under the Code by any Person from a payment to any Interestholder of interest and/or principal.  Any amounts so withheld shall be considered as having been paid by the Issuer to such Interestholder for all purposes of this Indenture.

SECTION 3.2  Maintenance of Agency Office.  As long as any of the Investor Interests remains Outstanding, the Issuer shall maintain in the Borough of Manhattan, the City of New York, an office (the “Agency Office”), being an office or agency where Investor Interests may be surrendered to the Issuer for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Investor Interests and this Indenture may be served.  The Issuer hereby initially appoints the Indenture

Trustee to serve as its agent for the foregoing purposes, which address is The Bank of New York, 101 Barclay Street, 12-E, New York, New York 10286.  If the Indenture Trustee is not the agent, the Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency.  If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3  Money for Payments To Be Held in Trust.

(a)                                  All disbursements of amounts due and payable with respect to any Investor Interests that are to be made from amounts withdrawn from the applicable Collection Account shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from such Collection Account for payments of Investor Interests shall be paid over to the Issuer except as provided in this Section 3.3.

(b)                                 On or before each date on which payments are to be made or the Redemption Date (if applicable), the Issuer shall deposit or cause to be deposited in the applicable Collection Account aggregate sums sufficient to pay the amounts then becoming due with respect to the Investor Interests, such sums to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure to so act.

(c)                                  The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

(i)                                     hold all sums held by it for the payment of amounts due with respect to the Investor Interests in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)                                  give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Investor Interests) of which it has actual knowledge in the making of any payment required to be made with respect to the Investor Interests;

(iii)                               at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Investor Interests if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

(v)                                 comply with all requirements of the Code with respect to the withholding from any payments made by it on any Investor Interests of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

(d)                                 The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(e)                                  Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Investor Interest and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid by the Indenture Trustee to the Issuer upon receipt of an Issuer Request; and the Holder of such Investor Interest shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose Investor Interests have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.4  Existence.  The Issuer shall keep in full effect its existence and rights as a statutory trust under the laws of the State of Delaware, 12 Del. C. Section 3801 et seq., and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Investor Interests, the Collateral and each other instrument or agreement included in the Trust Estate.

SECTION 3.5  Protection of Trust Estate; Acknowledgment of Pledge.  The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, continuation statements, assignments, certificates, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

(a)                                  maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof, including by making the necessary filings of financing statements or amendments thereto within 60 days after the occurrence of any of the following:

(A)                              any change in the Issuer’s name,

(B)                                any change in the location of the Issuer’s principal place of business,

(C)                                any merger or consolidation or other change in the Issuer’s identity or organizational structure and by promptly notifying in writing the Indenture Trustee of any such filings and

(D)                               any other change or occurrence that would make any financing statement or amendment seriously misleading within the meaning of Section 9-402(7) of the UCC or any successor statute thereto;

(b)                                 perfect, publish notice of or protect the validity of any Grant of a security interest made or to be made by this Indenture;

(c)                                  enforce the rights of the Indenture Trustee and the Interestholders in any of the Collateral; or

(d)                                 preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Interestholders in such Trust Estate against the claims of all Persons and parties.  In addition, the Issuer shall deliver to the Indenture Trustee all documents constituting “instruments” (as defined in the UCC as in effect in the applicable jurisdiction) as shall have been delivered to it by the Seller pursuant to the terms of the Sale and Servicing Agreement relating to the Trust Estate with such endorsements attached as the Indenture Trustee may reasonably require.

SECTION 3.6  Opinions as to Trust Estate.

(a)                                  On the date hereof, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel with respect to the filing of such financing statements and continuation statements as are necessary to perfect and make effective the Lien and security interest of this Indenture and reciting the details of such action.

(b)                                 On or before April 30 of the calendar year following the year, if any, in which any Series receives a rating from a Rating Agency, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the Lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the Lien and security interest created by this Indenture.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the Lien and security interest of this Indenture until April 30 in the following calendar year.

SECTION 3.7  Performance of Obligations; Servicing of Receivables.

(a)                                  The Issuer shall not take any action and shall use commercially reasonable efforts to not permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as otherwise expressly provided in this Indenture, the Sale and Servicing Agreement, the Receivables Purchase Agreement, any Receivables Transfer Agreement or such other instrument or agreement included in the Trust Estate.

(b)                                 The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee herein or in the Basic Documents or an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.  The Indenture Trustee shall not be responsible for the action or inaction of the

Servicer.  Initially, the Issuer has contracted with the Servicer to assist the Issuer in performing its duties under this Indenture.  Pursuant to the Administration Agreement, the Issuer has appointed the Administrator as its attorney-in-fact.

(c)                                  The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed under the terms of this Indenture, the Sale and Servicing Agreement, any Receivables Transfer Agreement and the Receivables Purchase Agreement in accordance with and within the time periods provided for herein and therein.  Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee or the Control Investors of each outstanding Series.

(d)                                 If the Issuer shall have knowledge of the occurrence of a Servicing Default under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee and the Rating Agencies in writing thereof, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect to such default.  If a Servicing Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement, any Receivables Transfer Agreement or the Receivables Purchase Agreement with respect to the Receivables in the Accounts, the Issuer and the Indenture Trustee shall take all reasonable steps available to them pursuant to the Sale and Servicing Agreement, the related Receivables Transfer Agreement and the Receivables Purchase Agreement to remedy such failure.

(e)                                  As promptly as reasonably possible after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 7.1 of the Sale and Servicing Agreement, the Issuer shall appoint a successor Servicer (the “Successor Servicer”) as provided in Section 7.2 of the Sale and Servicing Agreement, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. If a Successor Servicer has not been appointed and accepted its appointment at the time when the previous Servicer ceases to act as Servicer, the Indenture Trustee without further action, but subject to the provisions of Section 7.2 of the Sale and Servicing Agreement, shall automatically be appointed the Successor Servicer. The Indenture Trustee may resign as the Servicer by giving written notice of such resignation to the Issuer and in such event shall be released from such duties and obligations, such release not to be effective until the date a Successor Servicer enters into a servicing agreement with the Issuer as provided below. Upon delivery of any such notice to the Issuer, the Issuer shall obtain a new Servicer as the Successor Servicer under the Sale and Servicing Agreement.  Any Servicer other than the Indenture Trustee shall: (i) be an established Person having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables similar to the Receivables; (ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Sale and Servicing Agreement applicable to the Servicer; and (iii) not be a competitor of a Textron Inc. subsidiary or division, and not be a subsidiary or Affiliate of a competitor of a Textron Inc. subsidiary or division, in either case, unless such competitor (or subsidiary or Affiliate) has signed a confidentiality agreement with respect to the information regarding the Receivables. If within 30 days after the delivery of the notice referred to above, the Issuer shall not have obtained such a Successor Servicer, the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint, a Successor Servicer. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such Successor Servicer as it and such Successor Servicer shall agree, subject to the limitations set forth below and in the Sale and Servicing Agreement, and in accordance with Section 7.2 of the Sale and Servicing Agreement, the Issuer shall enter into an agreement with such Successor Servicer for the servicing of the Receivables (such agreement to be in form and substance satisfactory to the Indenture Trustee).  Notwithstanding anything herein or in the Sale and Servicing Agreement to the contrary, in no event shall the Indenture Trustee be liable for any Monthly Servicing Fee or for any differential in the amount of the Monthly Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Indenture and the transactions set forth or provided for herein.  If the Indenture Trustee shall succeed to the previous Servicer’s duties as Servicer, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI shall be inapplicable to the Indenture Trustee in its duties as the Successor Servicer.  If the Indenture Trustee shall become the Successor Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Servicer any one of its Affiliates or perform any of its duties in such capacity through an agent or an Affiliate; provided, however, that the Indenture Trustee shall be fully liable for the actions and omissions of such Affiliate or agent in its capacity as Successor Servicer.

(f)                                    Upon any termination of the Servicer’s rights and powers pursuant to the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee. As soon as a Successor Servicer is appointed, the Issuer shall notify the Indenture Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer.

(g)                                 Without derogating from the absolute nature of the assignment Granted to the Indenture Trustee or the rights of the Indenture Trustee under this Indenture, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the prior satisfaction of the Rating Agency Condition with respect thereto, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement) or the Basic Documents (except to the extent otherwise provided in the Basic Documents), or waive timely performance or observance by the Servicer or the Seller of its obligations under the Sale and Servicing Agreement or this Indenture or the Originator of its obligations under the Receivables Purchase Agreement; and (ii) that any such amendment shall not increase or reduce in any manner the amount of, or accelerate or delay the timing of, Collections or distributions that are required to be made for the benefit of the Interestholders without the consent of the Holders of all Outstanding Investor Interests.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee or such Holders, as required, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

SECTION 3.8  Reserved.

SECTION 3.9  Books and Records.  The Issuer shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to the Collateral and its business activities in accordance with GAAP, and shall permit the Indenture Trustee and any Holder of at least 51% of the Outstanding Investor Interests of any Series to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times upon reasonable notice and as often as may reasonably be requested.

SECTION 3.10  Compliance with Laws.  The Issuer will comply with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities, a violation of which, individually or in the aggregate for all such violations, is reasonably likely to have a material adverse effect on the Interestholders.

SECTION 3.11  Rule 144A Information.  For so long as any of the Investor Interests are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer agrees to provide to any Interestholder or Beneficial Owner, and to any prospective purchaser of Investor Interests designated by such Interestholder or Beneficial Owner upon the request of such Interestholder or Beneficial Owner or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Act.

SECTION 3.12  Annual Tax Information.  Unless otherwise specified in the related Series Supplement, on or before January 31 of each calendar year, the Indenture Trustee shall furnish to each Person who at any time during the preceding calendar year was an Interestholder a statement prepared by or on behalf of the Issuer containing the information that is necessary or desirable to enable the Interestholders to prepare their tax returns.  The obligations of the Issuer to prepare and the Indenture Trustee to distribute such information shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 3.13  Annual Statement as to Compliance.  The Issuer shall deliver to the Indenture Trustee, on or before April 30 of each year an Officer’s Certificate signed by an Authorized Officer of the Issuer, dated as of December 31 of such year, stating that:

(a)                                  a review of the activities of the Issuer during such fiscal year and of the Issuer’s performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b)                                 to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has fulfilled in all material respects all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Authorized Officer and the nature and status thereof and the steps, if any, taken to remedy any such default. A copy of such certificate may be obtained by any Interestholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee.

SECTION 3.14  Servicer’s Obligations.  The Issuer shall use its best efforts to cause the Servicer to comply with its obligations under Sections 3.4, 3.5 and 3.6 of the Sale and Servicing Agreement.

SECTION 3.15  Notice of Events of Default.  The Issuer agrees to give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder, each Servicing Default, any Insolvency Event with respect to the Seller, each default on the part of the Seller or the Servicer of its respective obligations under the Sale and Servicing Agreement, each default on the part of an Originator of its obligations under the related Receivables Transfer Agreement and each default on the part of TFC of its obligations under the Receivables Purchase Agreement, in each case promptly after the discovery thereof by the Issuer.

SECTION 3.16  Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.17  Indenture Trustee’s Assignment of Interests in Certain Receivables.  The Indenture Trustee shall assign, without recourse, representation or warranty, to the Servicer or the Seller, as the case may be, all of the Indenture Trustee’s right, title and interest in and to any Receivable assigned by the Issuer to the Servicer or the Seller, as applicable, pursuant to the Receivables Purchase Agreement or the Sale and Servicing Agreement (in each case, to the extent so assigned and upon the receipt of any related payment, if applicable), such assignment being an assignment outright and not for security; and the Servicer or the Seller, as applicable, shall thereupon own the interest purchased in such Receivable, free of any further obligation to the Indenture Trustee, the Interestholders or the Residual Interestholder with respect thereto; provided, however, that no such assignment to the Servicer or the Seller shall be effective unless and until the Servicer or the Seller, as applicable, has performed all of its obligations in full under the Basic Documents.  If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Receivable on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Indenture Trustee shall, at the Servicer’s expense, take such steps as the Servicer deems necessary to enforce the Receivable, including bringing suit in the Indenture Trustee’s name, the names of the Interestholders or the name of the Residual Interestholder.

SECTION 3.18  Consolidation or Merger of Issuer; Disposition of Trust Assets; Permitted Assets.

(a)                                  The Issuer shall not consolidate or merge with or into any other Person.

(b)                                 Except as otherwise expressly permitted or contemplated by this Indenture or the other Basic Documents, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any portion of the properties and assets included in the Trust Estate to any Person.

(c)                                  In addition to the Trust Estate, the Issuer may hold only those assets that would not cause the Issuer to fail to be a QSPE.

SECTION 3.19  Successor or Transferee.  Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.18(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Investor Interests immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

SECTION 3.20  No Other Business.  The Issuer shall not engage in any business or activity other than acquiring, holding and managing the Collateral and the proceeds therefrom in the manner contemplated by the Basic Documents, issuing the Investor Interests, making payments on the Investor Interests and the Residual Interest and such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

SECTION 3.21  No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Investor Interests or in accordance with the Basic Documents.

SECTION 3.22  Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.23  Capital Expenditures.  The Issuer shall not make any expenditure (whether by long-term or operating lease or otherwise) for capital assets (either real, personal or intangible property)

other than the purchase of the Receivables and other property and rights from the Seller on the Initial Closing Date and from time to time thereafter pursuant to the Basic Documents.

SECTION 3.24  Restricted Payments.  Except for payments of principal or interest on or redemption of the Investor Interests, so long as any Investor Interests are outstanding, the Issuer shall not, directly or indirectly:

(a)                                  pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Issuer or any owner of a beneficial interest in the Issuer or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuer or to the Servicer;

(b)                                 redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security; or

(c)                                  set aside or otherwise segregate any amounts for any such purpose;

provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Seller, the Indenture Trustee, the Issuer, the Interestholders and the Residual Interestholder as permitted by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement, the Trust Agreement or the other Basic Documents.  The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account or any other Trust Account except in accordance with the Basic Documents.

SECTION 3.25  Other Negative Covenants.  So long as any Investor Interests are Outstanding, the Issuer shall not:

(a)                                  sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, except the Issuer may:  (i) collect, liquidate, sell or otherwise dispose of the Issuer’s interest in Receivables including Designated Ineligible Receivables, (ii) make cash payments out of the Trust Accounts and (iii) take other actions, in each case as contemplated by the Trust Agreement and the other Basic Documents;

(b)                                 claim any credit on, or make any deduction from the principal or interest payable in respect of the Investor Interests (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Interestholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(c)                                  voluntarily commence any insolvency, readjustment of debt, marshaling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(e);

(d)                                 either (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the Lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Investor Interests under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the Lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate (other than with respect to any such tax, mechanics’ or other Lien); provided, however, that nothing in this Section 3.25(d) shall prohibit any Permitted Liens.

(e)                                  amend the Trust Agreement unless the Rating Agency Condition is satisfied prior to such amendment;

(f)                                    change its name or the jurisdiction of its formation without 60 days’ prior written notice to the Indenture Trustee to allow the Indenture Trustee to file all filings prepared by the Issuer (including filings of financing statements on form UCC-1) and recordings necessary to maintain the perfection of the interest of the Indenture Trustee on behalf of the Interestholders in the Collateral pursuant to this Indenture.  If the Issuer desires to so change its name or the jurisdiction of its formation, the Issuer will make any required filings and prior to actually changing its office or its name or the jurisdiction of its formation the Issuer shall deliver to the Indenture Trustee (i) an Officer’s Certificate and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made; or

(g)                                 dissolve or liquidate in whole or in part.

SECTION 3.26  Separate Corporate Existence of the Issuer.  The Issuer hereby acknowledges that the parties to the Basic Documents are entering into the transactions contemplated by the Basic Documents in reliance on the Issuer’s identity as a legal entity separate from each Originator, TFC, the Seller and the other Affiliates of TFC.  From and after the date hereof until the date on which there are no Investor Interests of any Series or Class Outstanding, the Issuer shall take such actions as shall be required in order that:

(a)                                  The Issuer will maintain corporate records and books of account separate from those of each of its Affiliates and stationery that are separate and distinct from those of each of its Affiliates;

(b)                                 The Issuer’s assets will be maintained in a manner that facilitates their identification and segregation from those of any of its Affiliates;

(c)                                  The Issuer will strictly observe statutory trust formalities in its dealings with the public and with each of its Affiliates, and funds or other assets of the Issuer will not be commingled with those of any of its Affiliates, except as may be permitted by the Basic Documents. The Issuer will at all times, in its dealings with the public and with each of its Affiliates, hold itself out and conduct itself as a legal entity separate and distinct from each of its Affiliates. The Issuer will not maintain joint bank accounts or other depository accounts to which any of its Affiliates (other than the Servicer) has independent access;

(d)                                 The Issuer will compensate each of its employees, consultants and agents from the Issuer’s own funds for services provided to the Issuer; and

(e)                                  The Issuer will not hold itself out to be responsible for the debts of any of its Affiliates.

SECTION 3.27  Representations and Warranties by the Issuer to the Indenture Trustee.  The Issuer hereby represents and warrants to the Indenture Trustee as follows:

(a)                                  Organization and Good Standing.  The Issuer is a statutory trust duly formed and validly existing in good standing under the laws of the State of Delaware and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b)                                 Due Qualification.  The Issuer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals and in which the failure so to qualify or to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could reasonably be expected to give rise to a material adverse effect on the Interestholders.

(c)                                  Power and Authority; Due Authorization.  The Issuer (i) has all necessary  power and authority to (A) execute and deliver this Indenture and the other Basic Documents to which it is a party, (B) perform its obligations under this Indenture and the other Basic Documents to which it is a party and (C) make a Grant of the Collateral to the Indenture Trustee on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such Grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Indenture and the other Basic Documents to which it is a party.

(d)                                 Binding Obligations.  This Indenture (i) constitutes a grant to the Indenture Trustee of a security interest (as defined in the UCC) in all of the Issuer’s right, title and interest in, to and under the Collateral, free and clear of any Lien (other than Permitted Liens and Liens on Collateral Security other than Financed Assets), which is enforceable with respect to the existing Receivables owned by the Issuer and the proceeds thereof upon execution and delivery of this Indenture and which will be enforceable with respect to the Receivables hereafter acquired by the Issuer and the proceeds thereof upon such acquisition by the Issuer and (ii) constitutes, and each other Basic Document to which the Issuer is a party when duly executed and delivered will constitute, a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)                                  No Conflict or Violation.  The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Indenture and the other Basic Documents to be signed by the Issuer, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under the Trust Agreement or any material indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it or any of its respective properties is bound, (ii) result in the creation or imposition of any Lien on any of the Collateral pursuant to the terms of any such material indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument other than this Indenture and the other Basic Documents or (iii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to the Issuer or of any Governmental Authority having jurisdiction over the Issuer, which conflict or violation described in this clause (iii), individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Interestholders.

(f)                                    Litigation and Other Proceedings.  (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Issuer, threatened, against the Issuer before any Governmental Authority and (ii) the Issuer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Indenture or any other Basic Document, (B) seeks to prevent the Grant of any Collateral by the Issuer to the Indenture Trustee, the ownership or acquisition by the Issuer of a material amount of Receivables or the consummation of any of the transactions contemplated by this Indenture or any other Basic Document, (C) seeks any determination or ruling that, in the reasonable judgment of the Issuer, would materially and adversely affect the performance by the Issuer of its obligations under this Indenture or any other Basic Document or the validity or enforceability of this Indenture or any other Basic Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a material adverse effect on the Interestholders.

(g)                                 Governmental Approvals.  Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a material adverse effect on the Interestholders, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by the Issuer in connection with the Grant of the Collateral or the due execution, delivery and performance by the Issuer of this Indenture or any other Basic Document to which it is a party and the consummation by the Issuer of the transactions contemplated by this Indenture and the other Basic Documents to which it is a party have been obtained or made and are in full force and effect.

(h)                                 Margin Regulations.  The Issuer is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(i)                                     Taxes.  The Issuer has filed (or there have been filed on its behalf as a member of a consolidated group) all tax returns and reports required by law to have been filed by it and has paid all taxes, assessments and governmental charges thereby shown to be owing by it, other than any such taxes, assessments or charges that are being diligently contested in good faith by appropriate proceedings, for which adequate reserves in accordance with GAAP have been set aside on its books and that have not given rise to any Liens (other than Permitted Liens); provided, however, that as of the date of this Indenture, the Issuer is a newly established entity and as such has not been required to file any tax returns.

(j)                                     Solvency.  After giving effect to the transactions contemplated by this Indenture and the other Basic Documents, the Issuer is solvent and able to pay its debts as they come due and has adequate capital to conduct its business as presently conducted.

(k)                                  Offices; Legal Name.  The Issuer’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Indenture.  The principal place of business and chief executive office of the Issuer is located at 40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687.  The legal name of the Issuer is Textron Financial Floorplan Master Note Trust and its organizational identification number is 3375208.

(l)                                     Investment Company Act.  The Issuer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.

(m)                               Accuracy of Information.  All certificates, reports, statements, documents and other information furnished to the Indenture Trustee by or on behalf of the Issuer pursuant to any provision of this Indenture or any other Basic Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Indenture or any other Basic Document, shall, at the time the same are so furnished, be complete and correct in all material respects on the date the same are furnished to the Indenture Trustee.

(n)                                 Security Interests.  No security agreement, financing statement or equivalent security or Lien instrument listing the Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Issuer in favor of the Indenture Trustee on behalf of the Interestholders in connection with this Indenture.  The Issuer has taken, or will take within 10 days after the date hereof, all action necessary to perfect such security interest.

(o)                                 All Filings Made.  All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Indenture Trustee, upon the acquisition by the Issuer of any Eligible Receivable, a first priority perfected security interest in such Eligible Receivable have been made and will continue to be made by the Issuer as necessary.

ARTICLE IV
SATISFACTION AND DISCHARGE

SECTION 4.1  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to the Investor Interests except as to:  (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Investor Interests; (iii) rights of Interestholders to receive payments of principal thereof and interest thereon; (iv) Sections 3.3, 3.4, 3.5, 3.15 and 3.16; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Sections 4.2 and 4.4); and (vi) the rights of Interestholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Investor Interests, if:

(a)                                  either:

(i)                                     all Investor Interests theretofore authenticated and delivered (other than (A) Investor Interests that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Investor Interests for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

(ii)                                  all Investor Interests not theretofore delivered to the Indenture Trustee for cancellation:

(A)                              have become due and payable,

(B)                                will be due and payable on their respective stated final maturity dates within one year, or

(C)                                are to be called for redemption permitted by this Indenture, if any, within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) of subsection 4.1(a)(ii) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in each case derived from Collections on the Receivables allocable to the Investor Interests of the applicable Series in accordance with the Basic Documents, in trust for such purpose, in an amount sufficient to pay and discharge the entire unpaid principal and accrued interest on such Investor Interests not theretofore delivered to the Indenture Trustee for cancellation when due;

(b)                                 the Issuer has paid or caused to be paid or performed all amounts and obligations which the Issuer may owe to or on behalf of the Indenture Trustee for the benefit of the Interestholders under this Indenture or the Investor Interests; and

(c)                                  the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer, an Opinion of Counsel and (if required by the Trust Indenture Act or is requested by the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1 and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 4.2  Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Investor Interests and this Indenture and the applicable provisions of the Sale and Servicing Agreement and the Series Supplement, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Investor Interests for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; provided, however, that such monies need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or by applicable law.

SECTION 4.3  Repayment of Monies Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to each Series of Investor Interests, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to all such Investor Interests shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 4.4  Duration of Position of Indenture Trustee.  Notwithstanding the earlier payment in full of all principal and interest due to all Interestholders under the terms of the Investor Interests of each Series and the cancellation of such Investor Interests pursuant to Section 2.8, the Indenture Trustee shall continue to act in the capacity as Indenture Trustee hereunder to the benefit of the Residual Interestholder and the Indenture Trustee, for the benefit of the Residual Interestholder, shall comply with its obligations under the Sale and Servicing Agreement and the other Basic Documents, as appropriate, until such time as all distributions due to the Residual Interestholder have been paid in full.

ARTICLE V
DEFAULT AND REMEDIES

SECTION 5.1  Events of Default.  For the purposes of this Indenture, “Event of Default” wherever used herein, means any one of the following events:

(a)                                  failure to pay any interest on any Investor Interest as and when the same becomes due and payable and such default continues unremedied for a period of thirty-five days; or

(b)                                 failure to pay in full the unpaid principal balance, together with all accrued and unpaid interest, attributable to any Series or Class of Investor Interests on or prior to the Final Payment Date for such Series or Class; or

(c)                                  default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 5.1 specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, for a period of 60 days after there shall have been given to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Investor Interests of all Outstanding Series, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

(d)                                 the filing of a decree or an order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under the Bankruptcy Code, and such order shall have continued undischarged or unstayed for a period of 60 consecutive days; or the filing of a decree or order by a court having jurisdiction in the premises approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under any other Insolvency Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 consecutive days; or the filing of a decree or order of a court having jurisdiction in the premises appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or

(e)                                  the commencement by the Issuer of a voluntary case under the Bankruptcy Code; or the filing of a petition or answer or consent by the Issuer seeking reorganization, arrangement, adjustment or composition under any other Insolvency Law, or consent to the filing of any such petition, answer or consent; or the consent by the Issuer to the appointment or taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of an assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as such debts become due.

The Issuer shall deliver to the Indenture Trustee within two Business Days after learning of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.2  Acceleration of Maturity; Rescission and Annulment.

(a)                                  If an Event of Default described in Section 5.1(a), (b) or (c) should occur and be continuing with respect to any Series of Investor Interests, then and in every such case, unless the principal amount of the Investor Interests shall have already become due and payable, either the Indenture Trustee or the Control Investors of the affected Series may declare the principal of those Investor Interests to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Control Investors of the affected Series) setting forth the Event or Events of Default, and upon any such declaration the unpaid principal amount of such Investor Interests, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.  If an Event of Default described in Section 5.1(d) or (e) should occur and be continuing, the unpaid principal amount of all Investor Interests, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.  Any such declaration will constitute an Early Amortization Event for that Series and may be rescinded as set forth in Section 5.2(b).

(b)                                 At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this Article V, the Control Investors of the affected Series by written notice to the Issuer and the Indenture Trustee may rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto; and provided, further, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such Proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Indenture, then and in every such case, the Indenture Trustee, the Issuer and the Interestholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuer and the Interestholders, as the case may be, shall continue as though no such Proceedings had been commenced.

SECTION 5.3  Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)                                  The Issuer covenants that if there shall occur an Event of Default under Section 5.1(a) or (b) that has not been waived pursuant to Section 5.12, then the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the ratable benefit of the parties to receive such amounts pursuant to the terms of this Indenture, the entire amount then due and payable on the Investor Interests for principal and interest, with interest upon the overdue principal for each Series of Investor Interests, at the rate borne by such Investor Interests and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including any fees and Increased Cost Amounts, the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, with all such amounts applied as described in Section 5.4(b).

(b)                                 The Indenture Trustee, following the occurrence of an Event of Default, shall have full right, power and authority to take, or defer from taking, any and all acts with respect to the administration, maintenance or disposition of the Collateral, including the exercise of any remedies specified in Sections 5.3 and 5.4, as directed by the Control Investors of the affected Series.

(c)                                  If the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Investor Interests and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Investor Interests, wherever situated, the monies adjudged or decreed to be payable.

(d)                                 If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion or at the direction of the Control Investors of the affected Series, proceed to protect and enforce its rights and the rights of the Interestholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture, by any Series Supplement or by applicable law.

(e)                                  If there shall be pending, relative to the Issuer or any other obligor upon the Investor Interests or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under any Insolvency Law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Investor Interests, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Investor Interests shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)                                     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Investor Interests and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Interestholders allowed in such Proceedings;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Investor Interests in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)                               to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Interestholders and of the Indenture Trustee on their behalf; and

(iv)                              to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Investor Interests allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Interestholders to make payments to the Indenture Trustee, and, if the Indenture Trustee shall consent to the making of payments directly to such Interestholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee except as a result of negligence or bad faith.

(f)                                    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Interestholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Interests or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Interestholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(g)                                 All rights of action and of asserting claims under this Indenture, or under any of the Investor Interests, may be enforced by the Indenture Trustee without the possession of any of the Investor Interests or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Interestholders.

(h)                                 In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Interestholders, and it shall not be necessary to make any Interestholder a party to any such Proceedings.

SECTION 5.4  Remedies; Priorities.    (a) If an Event of Default shall have occurred and be continuing and the Investor Interests have been accelerated under Section 5.2(a), the Indenture Trustee may (but shall not be required to) do one or more of the following (subject to Section 5.5):

(i)                                     institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Investor Interests or under this Indenture with respect thereto, whether by declaration of acceleration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Investor Interests monies adjudged due;

(ii)                                  institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)                               exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Interestholders; and

(iv)                              sell the portions of the related Trust Estate allocated to that Series, or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have the Issuer maintain possession of the Trust Estate, by randomly selecting Receivables included therein, and continue to apply Collections on such Receivables as if there had been no declaration of acceleration (although the Early Amortization Period commenced by that declaration shall continue unless the declaration is rescinded);

provided, however, that the Indenture Trustee may not sell or otherwise liquidate an interest in the Trust Estate following an Event of Default and acceleration of the Investor Interests, unless (A) the Control Investors of the affected Series consent thereto, (B) the proceeds of such sale or liquidation distributable to the Interestholders and the Residual Interestholder are sufficient to discharge in full the principal of and the accrued interest on the Investor Interests of the affected Series as of the date of such sale or liquidation or (C) (i) there has been an Event of Default under Section 5.1(a), (b) or (c) or otherwise arising from a failure to make a required payment of principal on any Investor Interests and (ii) the Indenture Trustee determines that the Trust Estate is reasonably unlikely to provide sufficient funds for the payment of principal of and interest on the Investor Interests as and when they would have become due if the Investor Interests had not been declared due and payable.  In determining such sufficiency or insufficiency with respect to clauses (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)                                 If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST:  to the Indenture Trustee for amounts due under Section 6.7; and

SECOND:  unless otherwise specified in the applicable Series Supplement, to the Collection Account for distribution pursuant to Section 4.2(d) of the Sale and Servicing Agreement, with such amounts being deemed to be Principal Collections and Non-Principal Collections in the same proportion as (x) the outstanding principal balance of the Investor Interests bears to (y) the sum of the accrued and unpaid interest on the Investor Interests and other fees and expenses payable in connection therewith under the applicable Series Supplement.  Repayment in full of the accrued interest on and unpaid principal balance of the Investor Interests of that Series will be made prior to any further distribution on the subordinated portion of the Residual Interest.

(c)                                  Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing and the Investor Interests of any Series shall have been accelerated under Section 5.2(a) and the Final Payment Date for such Series of Investor Interests shall have occurred, on the first Payment Date thereafter, the Indenture Trustee will sell or cause to be sold on such Payment Date such Principal Receivables (or interests therein) in the amount and manner described in the related Series Supplement; provided, however, that in no event shall the amount of Principal Receivables sold exceed the Series Allocation Percentage for that Series (for the Collection Period in which such Payment Date occurs) of Principal Receivables on such Payment Date.  The proceeds from such sale shall be immediately deposited into the applicable such Trust Account as shall be specified in the related Series Supplement and shall be allocated and distributed to the Interestholders of such Series in accordance with the terms of the related Series Supplement.

SECTION 5.5  Optional Preservation of the Trust Estate.  If the Investor Interests have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate.  It is the desire of the parties hereto and the Interestholders that there be at all times sufficient funds for the payment of principal of and interest on the Investor Interests, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate.  In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6  Limitation of Suits.  No Interestholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                  such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(b)                                 the Holders of not less than 25% of the Outstanding Amount of the Investor Interests for any Series have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)                                  such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities that may be incurred in complying with such request;

(d)                                 the Indenture Trustee has failed to institute such Proceedings for 60 days after its receipt of such notice, request and offer of indemnity; and

(e)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Control Investors of each affected Series.

It is understood and intended that no one or more Interestholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Interestholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Interestholders pursuant to this Section 5.6, each representing less than a majority of the Outstanding Amount of Investor Interests for the relevant Series, the Indenture Trustee shall act at the direction of the group representing the greater percentage of the Outstanding Amount of Investor Interests and if there is no such group then in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.7  Unconditional Rights of Interestholders To Receive Principal and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Investor Interest shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Investor Interest on or after the respective due dates thereof expressed in such Investor Interest or in this Indenture (or, in the case of redemption, if applicable, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.8  Restoration of Rights and Remedies.  If the Indenture Trustee or any Interestholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Interestholder, then and in every such case the Issuer, the Indenture Trustee and the Interestholders shall, subject to any determination in such Proceeding, be restored severally and to their respective former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Interestholders shall continue as though no such Proceeding had been instituted.

SECTION 5.9  Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Interestholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10  Delay or Omission Not a Waiver.  No delay or omission of the Indenture Trustee or any Holder of any Investor Interest to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein.  Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Interestholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Interestholders, as the case may be.

SECTION 5.11  Control by Interestholders.  The Control Investors for each Series shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee, have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Investor Interests or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:

(a)                                  such direction shall not be in conflict with any rule of law or with this Indenture;

(b)                                 subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Holders of Investor Interests representing not less than 100% of the Outstanding Investor Interests;

(c)                                  if the conditions set forth in Section 5.4 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to Section 5.5, then any direction to the Indenture Trustee by Holders of Investor Interests representing less than 100% of the Outstanding Investor Interests to sell or liquidate the Trust Estate shall be of no force and effect; and

(d)                                 the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability (y) with respect to which the Indenture Trustee shall have reasonable grounds to believe that adequate indemnity against such liability is not assured to it and (z) which might materially adversely affect the rights of any Interestholders not consenting to such action.

SECTION 5.12  Waiver of Past Defaults.

(a)                                  Prior to the acceleration of the maturity of any Series of Notes pursuant to Section 5.2, and subject to Section 5.2(b), the Control Investors of any affected Series may waive any past Default or Event of Default with respect to such Series and its consequences except a Default or an Event of Default: (a) in payment of principal of or interest on any of the Notes of such Series or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Interestholder of such Series. In the case of any such waiver, the Issuer, the Indenture Trustee and the Interestholders of the affected Series shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

(b)                                 Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13  Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Investor Interest by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to: (a) any Proceeding instituted by the Indenture Trustee; (b) any Proceeding instituted by any Interestholder, or group of Interestholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Investor Interests; or (c) any Proceeding instituted by any Interestholder for the enforcement of the payment of principal of or interest on any Investor Interest on or after the respective due dates expressed in such Investor Interest and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14  Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Indenture.  The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15  Action on Investor Interests.  The Indenture Trustee’s right to seek and recover judgment on the Investor Interests or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture.  Neither the Lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Interestholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.  Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b) hereof.

SECTION 5.16  Performance and Enforcement of Certain Obligations.

(a)                                  Promptly following a request from the Indenture Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Seller and the Servicer of their respective obligations to the Issuer under or in connection with the Sale and Servicing Agreement, the Receivables Purchase Agreement and the Receivables Transfer Agreements, by TFC of its obligations under or in connection with the Receivables Purchase Agreement in accordance with the terms thereof or by an Originator of its obligations under or in connection with the related Receivables Transfer Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

(b)                                 If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Control Investors of any outstanding Series shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

(c)                                  Promptly following a request from the Indenture Trustee to do so and at the Issuer’s expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by TFC and the Servicer of their obligations to the Seller under or in connection with the Receivables Purchase Agreement in accordance with the terms thereof, and to secure the performance and observance by an Originator of its obligations to TFC under or in connection with a Receivables Transfer Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Receivables Purchase Agreement and the Receivables Transfer Agreements to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller and TFC of each of their obligations under the Receivables Purchase Agreement and of the applicable Originator and TFC of each of their obligations under the related Receivables Transfer Agreement.

(d)                                 If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Control Investors of any outstanding Series shall, exercise all rights, remedies, powers, privileges and claims of (i) the Seller against TFC under or in connection with the Receivables Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by TFC of its obligations to the Seller thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Receivables Purchase Agreement, and any right of the Seller to take such action shall be suspended and (ii) TFC against an Originator under or in connection with the related Receivables Transfer Agreement, including the right or power to take any action to compel or secure performance or observance by the related Originator of its obligations to TFC thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the related Receivables Transfer Agreement, and the right of TFC to take such action shall be suspended.

SECTION 5.17  Early Amortization Events.  An Early Amortization Event for any Series of Investor Interests shall be any of the events so defined in the Series Supplement relating to a Series of Investor Interests, as well as the following events:

(a)                                  the Seller shall fail to convey Receivables in Additional Accounts to the Issuer within five Business Days after the day on which it is required to convey such Receivables if the Net Pool Balance is less than the Required Net Pool Balance as of the last day of any Collection Period;

(b)                                 the Seller, the Servicer, the Issuer or any Material Originator shall file a petition for relief or a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally or admit in writing its inability to pay its debts as such debts become due, or shall take action in furtherance of any of the foregoing.

(c)                                  there shall have been filed a decree or order for relief by a court having jurisdiction in the premises in respect of the Seller, the Servicer, the Issuer or any Material Originator or any substantial part of the property of either such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect and such order shall have continued undischarged or unstayed for a period of 60 days; or there shall have been entered a decree or order by a court having jurisdiction in the premises approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Seller, the Servicer, the Issuer or any Material Originator under any other similar applicable federal law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(d)                                 failure on the part of any Transaction Party (i) to make any payment or deposit required by the applicable Supplement or the Sale and Servicing Agreement including any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein; or (ii) with respect to any Series, to deliver a Payment Date Statement on the date required under the applicable Series Supplement (or within the applicable grace period which will not exceed five Business Days); or (iii) to observe or perform in any material respect any other covenants or agreements set forth in the applicable Supplement or the Sale and Servicing Agreement, which failure continues unremedied for a period of 60 days after written notice of such failure; provided, however, that an Early Amortization Event pursuant to this clause (iii) shall not be deemed to have occurred if the Seller shall have repurchased the related Receivables or, if applicable, all of the Receivables during such period in accordance with the provisions of this Agreement; or (iv) duly to observe or perform in any material respect any other covenants or agreements of the Transaction Parties set forth in the applicable Supplement or the Sale and Servicing Agreement, which failure in the case of this clause (iv) has a material adverse effect on the Interestholders and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller and the Servicer by the Indenture Trustee;

(e)                                  any representation or warranty made by an Originator in the applicable Receivables Transfer Agreement, by TFC in the Receivables Purchase Agreement or by the Servicer in the Sale and Servicing Agreement or any information required to be given by the Servicer to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of any Series of Investor Interestholders are materially and adversely affected; provided, however, that an Early Amortization Event shall not be deemed to occur hereunder if the Seller or the Servicer has repurchased or purchased, as applicable, the related Conveyed Receivables or all such Conveyed Receivables in such Account, if applicable, during such 60 day period in accordance with the provisions of the Sale and Servicing Agreement; or

(f)                                    the Issuer or the Seller shall become an “investment company” within the meaning of the Investment Company Act.

Immediately upon the occurrence of any event described above or in the related Series Supplement for a Series of Investor Interests, subject to applicable law, and after the applicable grace period, if any, an amortization event (an “Early Amortization Event”) shall occur without any notice or other action on the part of any party, as set forth in the Series Supplement and solely with respect to the affected Series.

ARTICLE VI
THE INDENTURE TRUSTEE

SECTION 6.1  Duties of Indenture Trustee.

(a)                                  If an Event of Default has occurred and is continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, including continuing to hold the Trust Estate and receive Collections on the Receivables included therein as provided in the Sale and Servicing Agreement.

(b)                                 Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge:

(i)                                     the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Sale and Servicing Agreement and no implied covenants or obligations shall be read into this Indenture or the Sale and Servicing Agreement against the Indenture Trustee; and

(ii)                                  in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon the face value of the certificates, reports, resolutions, documents, orders, opinions or other instruments furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.  If any such instrument is found not to conform in any material respect to the requirements of this Indenture, the Indenture Trustee shall notify the Interestholders of such instrument in the event that the Indenture Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

(c)                                  The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture or any other Basic Document.

(d)                                 Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this Section 6.1.

(e)                                  The Indenture Trustee shall not be liable for indebtedness evidenced by or arising under any of the Basic Documents, including principal of or interest on the Investor Interests, or interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)                                    Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.  The Indenture Trustee shall be under no liability for interest on any monies received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

(g)                                 No provision of this Indenture shall require the Indenture Trustee to advance, expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and, if the Indenture is or is required to be qualified under this Trust Indenture Act, to the provisions of the Trust Indenture Act.

(i)                                     Except as provided in Section 7.2 of the Sale and Servicing Agreement, the Indenture Trustee shall not be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or any other party under the Sale and Servicing Agreement.

(j)                                     The Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate.

(k)                                  For purposes of this Section 6.1, the Indenture Trustee, or a Responsible Officer thereof, shall be charged with actual knowledge of any default or an Event of Default if a Responsible Officer actually knows of such default or Event of Default or the Indenture Trustee receives written notice of such default or Event of Default from the Issuer, the Servicer or Interestholders owning Investor Interests aggregating not less than 10% of the Outstanding Amount of the Investor Interests.  Notwithstanding the foregoing, the Indenture Trustee shall not be required to take notice and in the absence of such actual notice and knowledge, the Indenture Trustee may conclusively assume that there is no such default or Event of Default.

(l)                                     Notwithstanding any term herein, or in any Series Supplement, to the contrary, neither the Indenture Trustee nor the Registrar shall be responsible or liable hereunder for ascertaining whether any transfer of a Investor Interest complies with, and shall not otherwise be under a duty hereunder to monitor, determine or cause compliance with, the Securities Act, the Investment Company Act, the Code or ERISA, or any other federal or state securities laws that may be applicable (or, in any case, any particular rule or regulation promulgated thereunder); provided, however, that if a specific transfer certificate or Opinion of Counsel is expressly required by the terms of this Indenture or by the terms of the applicable Series Supplement, to be delivered to, the Indenture Trustee or Registrar, the Indenture Trustee or Registrar, as the case may be, shall be under a duty to receive such certificate or Opinion of Counsel prior to registration of such transfer and to examine the same to determine whether it conforms on its face to the applicable requirements of this Indenture or the applicable requirements of such Series Supplement (as the case may be), and the Indenture Trustee or Registrar, as the case may be, shall promptly notify the party delivering the same if it determines that such certificate or Opinion of Counsel does not conform to such requirements.

SECTION 6.2  Rights of Indenture Trustee.

(a)                                  The Indenture Trustee may conclusively rely on the face value of any document believed by it to be genuine and to have been signed or presented by the proper person.  The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel from the appropriate party.  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel from the appropriate party.  The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or in any Basic Document shall not be construed as a duty of the Indenture Trustee and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such discretionary act.

(c)                                  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Indenture Trustee with due care.

(d)                                 The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)                                  The Indenture Trustee may consult with counsel, and the written advice or opinion of counsel with respect to legal matters relating to this Indenture and the Investor Interests shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    In the event that the Indenture Trustee is also acting as Paying Agent, Registrar or collateral agent, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall be afforded to such Paying Agent, Registrar or collateral agent.

(g)                                 The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Interestholders, pursuant to the provisions of this Indenture, unless such Interestholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

(h)                                 The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(i)                                     The Indenture Trustee shall not be required to give any bond or surety in respect of the powers granted hereunder.

(j)                                     The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Issuer, personally, or by agent or attorney at the sole cost of the Servicer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(k)                                  The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Indenture Trustee shall not be liable for any misconduct of negligence on the part of any such agent, attorney or custodian appointed by the Indenture Trustee with due care.

SECTION 6.3  Individual Rights of Indenture Trustee.  The Indenture Trustee may hold Investor Interests solely in a capacity as a fiduciary for another Person but may otherwise deal with the Issuer, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; provided, however, that the Indenture Trustee shall comply with Sections 6.11 and 6.12.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.

SECTION 6.4  Indenture Trustee’s Disclaimer.  The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Investor Interests, it shall not be accountable for the Issuer’s use of the proceeds from the Investor Interests, and it shall not be responsible for any statement of the Issuer in the Indenture, in any Basic Document or in any document issued in connection with the sale of the Investor Interests or in the Investor Interests other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5  Notice of Defaults.  If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Interestholder notice of the Default within 15 days after such Default occurs.

SECTION 6.6  Reports by Indenture Trustee to Holders.  The Indenture Trustee shall deliver to each Interestholder such information as may be required to enable such holder to prepare its federal and state income tax returns as and to the extent provided in Article VII.

SECTION 6.7  Compensation; Indemnity.

(a)                                  The Issuer shall, or shall cause the Servicer to, pay to the Indenture Trustee from time to time reasonable compensation for its services. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall, or shall cause the Servicer to, reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts. The Issuer shall, or shall cause the Servicer to, indemnify the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability or expense (including attorneys’ fees and reasonable expenses) incurred by them in connection with the administration of this trust and the performance of its duties hereunder or under any other Basic Document. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer or the Servicer of its obligations hereunder. The Issuer shall, or shall cause the Servicer to, defend the claim; provided, however, that  the Indenture Trustee may elect to have separate counsel and the Issuer shall, or shall cause the Servicer to, pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(b)                                 The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture or the earlier resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(iv) or (v), the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or similar law.

(c)                                  Notwithstanding the foregoing, the Issuer shall not be obligated to pay any amount under this Section 6.7 unless and until the Issuer has funds available to pay any such amount.  Any such amount that the Issuer does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of Title 11 of the United States Code, as amended) against or corporate obligation of the Issuer for any such insufficiency unless and until the Issuer has funds available to pay any such amount.

SECTION 6.8  Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8.  The Indenture Trustee may resign at any time by giving 60 days’ notice to the Issuer and each Rating Agency.  The Control Investors of any Series may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee.  The Issuer shall remove the Indenture Trustee if:

(i)                                     the Indenture Trustee fails to comply with Section 6.11;

(ii)                                  the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)                               a receiver or other public officer takes charge of the Indenture Trustee or its property;

(iv)                              the Indenture Trustee otherwise becomes incapable of acting; or

(v)                                 the Indenture Trustee breaches any representation, warranty or covenant made by it under any Basic Document.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee, subject to Section 6.11.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Servicer and to the Issuer.  Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all of the rights, powers and duties of the Indenture Trustee under this Indenture.  The retiring Indenture Trustee shall be paid all amounts owed to it upon its resignation or removal.  The successor Indenture Trustee shall mail a notice of its succession to Interestholders.  The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.  The retiring Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Control Investors of any Series may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Interestholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s and the Servicer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.9  Successor Indenture Trustee by Merger.

(a)                                  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided that such corporation or banking association shall be qualified and eligible under Section 6.11.  The Indenture Trustee shall provide the Rating Agencies notice of any such transaction.

(b)                                 In case at the time such successor or successors to the Indenture Trustee by merger, conversion or consolidation shall succeed to the trusts created by this Indenture any of the Investor Interests shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Investor Interests so authenticated; and in case at that time any of the Investor Interests shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Investor Interests either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force that it is anywhere in the Investor Interests or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10  Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)                                  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which the Issuer or any Dealer may at the time be located or otherwise be deemed to be doing business, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee to act as a co-trustee or co-trustees, jointly with the Indenture Trustee, or separate indenture trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Interestholders and (only to the extent expressly provided herein) the Residual Interestholder, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-indenture trustee or separate indenture trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Interestholders of the appointment of any co-indenture trustee or separate indenture trustee shall be required under Section 6.8.

(b)                                 Every separate indenture trustee and co-indenture trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate indenture trustee or co-indenture trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)                                  no indenture trustee hereunder shall be personally liable by reason of any act or omission of any other indenture trustee hereunder; and

(iii)                               the Indenture Trustee may at any time accept the resignation of or remove any separate indenture trustee or co-indenture trustee.

(c)                                  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate indenture trustees and co-indenture trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI.  Each separate indenture trustee and co-indenture trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee.  Every such instrument shall be filed with the Indenture Trustee.

(d)                                 Any separate indenture trustee or co-indenture trustee may at any time appoint the Indenture Trustee as its agent or attorney- in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name.  If any separate indenture trustee or co-indenture trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor indenture trustee.

SECTION 6.11  Indenture Trustee Required; Eligibility.

(a)                                  The Issuer agrees, for the benefit of the Interestholders, that there shall at all times be an indenture trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $50,000,000, be subject to supervision or examination by federal or state authority, having a senior unsecured long-term debt rating of “Baa3” or better by Moody’s, if rated by Moody’s, or “BBB” or better by Standard & Poor’s, if rated by Standard & Poor’s (or, if not rated by Moody’s or Standard & Poor’s, a comparable rating acceptable to the Rating Agencies by another statistical rating agency, as evidenced by written confirmation from each Rating Agency that such bank’s acting as Indenture Trustee would not in and of itself result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned thereby to the Investor Interests of any Class).  If such bank published reports of conditions at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.11, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published.  The Indenture Trustee shall in no event be an Affiliate of the Issuer or the Servicer or an Affiliate of any Person involved in the organization or operation of the Issuer or be directly or indirectly controlled by the Issuer unless the Rating Agency Condition is satisfied.  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 6.08 of this Indenture.

(b)                                 In the case of the appointment hereunder of a successor Indenture Trustee with respect to any Class of Investor Interests pursuant to this Section 6.11, the Issuer, the retiring Indenture Trustee and the successor Indenture Trustee with respect to such Class of Investor Interests shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, the successor Indenture Trustee all of the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Investor Interests of the Class to which the appointment of such successor Indenture Trustee relates, (ii) if the retiring Indenture Trustee is not retiring with respect to all Classes of Investor Interests, shall contain such provisions as shall be deemed necessary or desirable to confirm that all of the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Investor Interests of each Class as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the Indenture Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustees co-trustees of the same trust and that each such Indenture Trustee shall be a trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee; and upon the removal of the retiring Indenture Trustee shall become effective to the extent provided herein.

SECTION 6.12  Waiver of Setoffs.  The Indenture Trustee hereby expressly waives any and all rights of setoff that the Indenture Trustee may otherwise at any time have under applicable law with respect to any Trust Account and agrees that amounts in the Trust Accounts shall at all times be held and applied solely in accordance with the provisions hereof and of the other Basic Documents.

SECTION 6.13  Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

SECTION 6.14  Representations and Covenants of the Indenture Trustee.

The Indenture Trustee represents, warrants and covenants that:

(a)                                  The Indenture Trustee is duly organized and validly existing under the laws of the jurisdiction of its organization;

(b)                                 The Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other Basic Documents to which it is a party; and

(c)                                  Each of this Indenture and other Basic Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation in accordance with its terms.

SECTION 6.15  Custody of Collateral.  The Indenture Trustee shall hold such of the Collateral (and any other  collateral that may be Granted to the Indenture Trustee) as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York.  The Indenture Trustee shall hold such of the Collateral as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person other than the Indenture Trustee to comply with entitlement orders originated by such other person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien, security interest, right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York.  Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.15, the Indenture Trustee shall not hold Collateral through an agent or a nominee.  The Indenture Trustee, in its capacity as depository bank or securities intermediary for any Trust Account, agrees and acknowledges that the Indenture Trustee has “control” (pursuant to the UCC as in effect from time to time in the State of New York) of amounts and investments held in such Trust Accounts for all purposes of this Indenture and the other Basic Documents.  For all purposes of this Indenture and the other Basic Documents, the Indenture Trustee’s “jurisdiction” in respect of matters governed by the UCC shall be the State of New York.

ARTICLE VII
INTERESTHOLDERS’ LISTS AND REPORTS

SECTION 7.1  Issuer To Furnish Indenture Trustee Names and Addresses of Interestholders.  The Issuer shall furnish or cause to be furnished by the Servicer to the Indenture Trustee (a) not more than five days before each date on which payments are to be made, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Investor Interests as of the close of business on the related Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 14 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Registrar, no such list shall be required to be furnished.

SECTION 7.2  Preservation of Information, Communications to Interestholders.

(a)                                  The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Investor Interests contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Investor Interests received by the Indenture Trustee in its capacity as Registrar.  The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

(b)                                 Interestholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Interestholders with respect to their rights under this Indenture or under the Investor Interests.

(c)                                  The Issuer, the Indenture Trustee and the Registrar shall have the protection of Section 312(c) of the Trust Indenture Act.

SECTION 7.3  Reports by Issuer.

(a)                                  The Issuer shall:

(i)                                     file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission or any applicable state agencies, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or any applicable state agencies pursuant to comparable regulation;

(ii)                                  file with the Indenture Trustee and the Commission or any applicable state agencies in accordance with rules and regulations prescribed from time to time by the Commission or any applicable state agencies such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)                               supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Interestholders described in Section 313(c) of the Trust Indenture Act) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission or any applicable state agencies.

(b)                                 Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of such year.

SECTION 7.4  Reports by Indenture Trustee.

(a)                                  If required by Section 313(a) of the Trust Indenture Act, within 60 days after March 30 of each year, the Indenture Trustee shall mail to each Interestholder as required by Section 313(c) of the Trust Indenture Act a brief report dated as of such date that complies with Section 313(a) of the Trust Indenture Act.  If the Indenture is or is required to be qualified under the Trust Indenture Act, the Indenture Trustee also shall comply with Section 313 of the Trust Indenture Act. A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Interestholders, be filed by the Indenture Trustee with the Commission, if required by applicable rules, and each stock exchange, if any, on which the Investor Interests are listed. The Issuer shall notify the Indenture Trustee in writing if and when the Investor Interests are listed on any stock exchange.

The report contemplated by this Section 7.4(a) shall include the following information concerning the Indenture Trustee:

(i)                                     its eligibility and qualifications to continue as Indenture Trustee under this Indenture;

(ii)                                  any amounts advanced by the Indenture Trustee under this Indenture;

(iii)                               the amount, interest rate and maturity date of specified indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity;

(iv)                              the property and funds physically held by the Indenture Trustee as trustee; and

(v)                                 any action taken by the Indenture Trustee that has a material adverse effect on the Interestholders and that has not been previously reported.

(b)                                 On each Payment Date, the Indenture Trustee shall include with each payment to each Interestholder a copy of the statement for the Collection Period or Periods applicable to such Payment Date as required pursuant to Section 3.4 of the Sale and Servicing Agreement provided, the Servicer has provided the Indenture Trustee with such information as required.

ARTICLE VIII
ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1  Collection of Money.  Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture.  The Indenture Trustee shall apply all such money received by it as provided in the Basic Documents.  Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2  Trust Accounts; Allocations; Payments.

(a)                                  On or prior to the Closing Date, the Issuer shall cause the Servicer to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Interestholders, the Trust Accounts as provided in any Series Supplement and Section 4.1 of the Sale and Servicing Agreement (or with respect to any Trust Account for any Series of Investor Interests issued after the Closing Date, on or prior to the closing date with respect to such Series of Investor Interests).

(b)                                 Subject to and in accordance with Section 8.2(c), after giving effect to allocations in respect of Dealer Overconcentrations, Manufacturer Overconcentrations and Product Line Overconcentrations pursuant to the Sale and Servicing Agreement, Collections of Non-Principal Receivables and Principal Receivables, Defaulted Amounts and Miscellaneous Payments will be allocated to each Series from and after the related Series Cut-Off Date on the basis of the Allocable Non-Principal Collections, Allocable Principal Collections, Allocable Defaulted Amount and Allocable Miscellaneous Payments for such Series, respectively, and amounts so allocated to any Series will not, except as specified in the related Series Supplement, be available to the Interestholders of any other Series.  Allocations thereof among the Series in any Group and among the Classes in any Series and between the Interestholders and the Residual Interestholders shall be set forth in the related Series Supplement or Series Supplements.

(c)                                  For purposes of determining the Series Allocation Percentage for any Series in connection with the allocation of Non-Principal Receivables and Principal Receivables, Defaulted Amounts and Miscellaneous Payments for the specified Collection Period:

(i)                                     unless the related Series Supplement shall provide otherwise, each Series upon issuance, shall be deemed to have been created and in existence as of the first day of the Collection Period in which the related Series Cut-Off Date falls and, as a result, shall be allocated (based on its Series Allocation Percentage) its allocable portion of Non-Principal Receivables and Principal Receivables, Defaulted Amounts and Miscellaneous Payments for such Collection Period; and

(ii)                                  unless the related Series Supplement shall provide otherwise, with respect to any Series, if (x) as of the last day of any Collection Period the amounts on deposit in the Collection Account and the related Series Accounts are sufficient to pay in full the outstanding principal amount, accrued interest and all other amounts payable by the Issuer (whether or not then due) with respect to any such Series of Investor Interests on the Payment Date relating to such Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on such related Payment Date) then (y) such Series shall be deemed to have been paid in full on such last day and, as a result, shall not be allocated any portion of Non-Principal Receivables and Principal Receivables, Defaulted Amounts and Miscellaneous Payments for any subsequent Collection Period.  For purposes of making the determination in clause (x) above, on the date of any such determination it shall be assumed that any theretofore unpaid Adjustment Payments with respect to the immediately preceding Collection Period shall be allocated to such Series on the related Determination Date and shall be payable from amounts allocated to or available with respect to such Series on the related Payment Date.

(d)                                 On or before the date any distribution is to be made by the Indenture Trustee, all amounts required to be disbursed by the Indenture Trustee will be deposited by the Indenture Trustee upon receipt into the applicable Trust Account as shall be specified in the related Series Supplement.  The Indenture Trustee shall (unless otherwise provided in any Series Supplement) allocate the amount deposited into such Trust Accounts to the extent and at the times as provided in the related Series Supplement.  The Indenture Trustee shall distribute amounts to the Holders of such Series to the extent and at the times provided in the related Series Supplement.

(e)                                  Notwithstanding any provision of this Indenture to the contrary, for so long as the Seller is the sole Residual Interestholder and until the Indenture Trustee shall have received written notice from the Issuer or the Seller to the contrary, all amounts to be distributed by the Indenture Trustee to the Residual Interestholder or the Residual Interest Distribution Account shall be distributed to the Seller to the account specified by the Seller.

SECTION 8.3  General Provisions Regarding Trust Accounts.

(a)                                  Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee’s failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(b)                                 If (i) the Servicer shall have failed to give written investment directions for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee) on any Business Day or (ii) an Event of Default shall have occurred and be continuing with respect to the Investor Interests but the Investor Interests shall not have been declared due and payable pursuant to Section 5.2, or, (iii) if such Investor Interests shall have been declared due and payable following an Event of Default, but amounts collected or receivable from the Trust Estate are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in Eligible Investments specified in clause (b) of the definition thereof.

SECTION 8.4  Release of Trust Estate.

(a)                                  Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the Lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture.  No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)                                 The Indenture Trustee shall, at such time as there are no Investor Interests Outstanding and all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid, notify the Issuer thereof in writing and upon receipt of an Issuer Request, release any remaining portion of the Trust Estate that secured the Investor Interests from the Lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account, the Excess Funding Account and, except as otherwise specified in the related Series Supplement, any other Trust Account.  The Indenture Trustee shall (i) release any remaining portion of the Trust Estate that secured the Residual Interest from the Lien of this Indenture and (ii) release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account only at such time as (x) there are no Investor Interests Outstanding and (y) all sums due to the Indenture Trustee pursuant to Section 6.7 have been paid.

SECTION 8.5  Opinion of Counsel.  The Indenture Trustee shall receive at least five days’ notice when requested by the Issuer to take any action pursuant to Section 8.4, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel and an Officer’s Certificate, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not have a material adverse effect on the Interestholders; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate.  Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee pursuant to the provisions of this Indenture in connection with any such action.

SECTION 8.6  Rights of Interestholders.  The Investor Interests shall represent limited recourse obligations of the Issuer secured by the Collateral, including the right to receive Collections and other amounts at the times and in the amounts specified in this Article VIII or in the applicable Series Supplement to be deposited in Collection Account and any Series Accounts (if so specified in the related Series Supplement).  The Investor Interests do not represent obligations of, or interests in, the Originator, the Seller, the Indenture Trustee or the Servicer.  The Investor Interests are limited in right of payment to Collections on the Collateral and other assets of the Issuer allocable to the Investor Interests as provided herein and in the applicable Series Supplement.

ARTICLE IX
SUPPLEMENTAL INDENTURES

SECTION 9.1  Supplemental Indentures Without Consent of Interestholders.

(a)                                  The Issuer and the Indenture Trustee, when authorized by an Issuer Order and upon notice to the Rating Agencies, at any time and from time to time, so long as such amendment would not cause the Issuer to fail to be a QSPE, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i)                                     to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the Lien of this Indenture, or to subject additional property to the Lien of this Indenture;

(ii)                                  to evidence the succession, in compliance with Section 3.18 and the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Investor Interests;

(iii)                               to add to the covenants of the Issuer for the benefit of the Interestholders or to surrender any right or power herein conferred upon the Issuer;

(iv)                              to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)                                 to cure any ambiguity or to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)                              to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Investor Interests and the Indenture and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii)                           to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the Trust Indenture Act, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained; and

(viii)                        to provide for the issuance of one or more new Series of Investor Interests, in accordance with the provisions of Section 2.1.

(b)                                 The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Interestholders but upon satisfaction of the Rating Agency Condition at any time and from time to time, so long as such amendment would not cause the Issuer to fail to be a QSPE, enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Interestholders under this Indenture; provided, however, that such action shall not, as evidenced by an Officer’s Certificate and an Opinion of Counsel (not at the expense of the Indenture Trustee), adversely affect in any material respect the interests of any Investor Interestholder unless such Interestholders’ consent is obtained.

(c)                                  Notwithstanding anything contained herein to the contrary, this Indenture and any Series Supplement may be amended with the consent of the parties thereto (which consent shall not be unreasonably withheld), but without the consent of any Interestholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Issuer of all or any portion of the Receivables to be derecognized under generally accepted accounting principles  (“GAAP”), (b) the Seller or any Affiliate of the Seller or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle or (c) the Seller or Servicer to remove and reassign any Accounts and/or some or all of the Receivables arising therein to the extent such removal and reassignment would be consistent with derecognition under GAAP of the transfer of such Receivables to the Issuer; it being a condition to any such amendment that the Rating Agency Condition shall have been met regarding the Investor Interests of all Series.

(d)                                 The Issuer shall not enter into any indenture supplemental hereto pursuant to this Section 9.1 that is inconsistent with the transactions contemplated by the Basic Documents being accounted for as a sale under GAAP.

SECTION 9.2  Supplemental Indentures With Consent of Interestholders.

(a)                                  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior written notice to the Rating Agencies and with the written consent of the Control Investors of each Series of Investor Interests affected thereby, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Interestholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Investor Interest affected thereby:

(i)                                     change the due date of any installment of principal of or interest on any Investor Interest, or reduce the principal amount thereof, the interest rate applicable thereto, or the Redemption Price with respect thereto, change any place of payment where, or the coin or currency in which, any Investor Interest or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in  Article V, to the payment of any such amount due on the Investor Interests on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(ii)                                  reduce the percentage of the aggregate outstanding principal amount of the Investor Interests, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(iii)                               impair the right to institute suit for the enforcement of specified provisions of this Indenture regarding payment;

(iv)                              reduce the percentage of the aggregate outstanding principal amount of the Investor Interests required to direct the Indenture Trustee to sell or liquidate the Trust

Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Investor Interests;

(v)                                 modify any provision of this Section 9.2 to decrease the required minimum percentage necessary to approve any amendments to any provisions of this Indenture;

(vi)                              modify or alter the provisions of the Indenture regarding the voting of Investor Interests held by the Issuer, the Seller or any Affiliate of either of them; or

(vii)                           permit the creation of any Lien ranking prior to or on a parity with the Lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the Lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Investor Interest of the security afforded by the Lien of this Indenture.

(b)                                 The Indenture Trustee may in its discretion determine whether or not any Investor Interests would be affected (such that the consent of each Interestholder would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be conclusive and binding upon the Holders of all Investor Interests, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture becomes effective. The Indenture Trustee shall not be liable for any such determination made in good faith.

(c)                                  It shall be sufficient if an Act of Interestholders approves the substance, but not the form, of any proposed supplemental indenture.

(d)                                 Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Interestholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e)                                  The Issuer shall not enter into any indenture supplemental hereto pursuant to this Section 9.2 that is inconsistent with the transactions contemplated by the Basic Documents being accounted for as a sale under GAAP.

SECTION 9.3  Execution of Supplemental Indentures.  In executing or permitting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, not at its own expense, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Article IX and that all conditions precedent in this Article IX to the execution of any such amendment have been satisfied.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Investor Interests affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Interestholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5  Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6  Reference in Investor Interests to Supplemental Indentures.  Investor Interests authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Issuer or the Indenture Trustee shall so determine, new Investor Interests so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Investor Interests of the same Series.

ARTICLE X
REDEMPTION OF INVESTOR INTERESTS

SECTION 10.1  Redemption.

(a)                                  A Series of Investor Interests shall be subject to redemption if and to the extent provided in the related Series Supplement.

(b)                                 Each Series of Investor Interests shall be subject to redemption as set forth in this Section 10.1(b).  If any breach of any of the representations and warranties set forth in Section 2.3 of the Sale and Servicing Agreement shall have a material adverse effect on the Interestholders, then either the Indenture Trustee or the Control Investors of the affected Series, by written notice to the Issuer and the Indenture Trustee may direct the Issuer to redeem all of the Investor Interests then Outstanding on the second Payment Date following the date of such notice (or such later date as may be specified in such notice); provided, however, that no such redemption shall be required to be made if on or prior to the earlier of he date the Redemption Notice is or is required to be sent to Interestholders, the representations and warranties set forth in Section 2.3 of the Sale and Servicing Agreement are satisfied in all material respects and any material adverse effect on the Interestholders caused thereby shall have been cured.  The Issuer shall promptly furnish a copy of such notice to the Seller.

(c)                                  The redemption price for any Investor Interests shall be equal to the applicable Redemption Price set forth in the related Series Supplement. The Issuer shall only be required to redeem Investor Interests if it has available funds sufficient to pay such amount. The Issuer shall furnish the Rating Agencies notice of any such redemption.  If any Investor Interests are to be redeemed pursuant to this Section 10.1(a), the Issuer shall furnish notice thereof to the Indenture Trustee not later than 20 days prior to the applicable Redemption Date and the Issuer shall deposit into the Collection Account on or before the applicable Redemption Date, the aggregate Redemption Price of the Investor Interests to be redeemed, whereupon all such Investor Interests shall be due and payable on the Redemption Date.

SECTION 10.2  Form of Redemption Notice.

(a)                                  Notice of redemption of any Investor Interests under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 15 days prior to the applicable Redemption Date to each Interestholder of record of the Investor Interests to be redeemed at such Interestholder’s address appearing in the Register.

(b)                                 All notices of redemption shall state:

(i)                                     the applicable Redemption Date;

(ii)                                  the applicable Redemption Price;

(iii)                               the place where the Investor Interests are to be surrendered for payment of the Redemption Price (which shall be the Agency Office of the Indenture Trustee to be maintained as provided in Section 3.2);

(iv)                              the CUSIP number, if applicable; and

(v)                                 the principal amount of Investor Interests to be redeemed.

(c)                                  Notice of redemption of the Investor Interests shall be given by the Indenture Trustee in the name and at the expense of the Issuer.  Failure to give notice of redemption, or any defect therein, to any Holder of any Investor Interest shall not impair or affect the validity of the redemption of any other Investor Interest.

SECTION 10.3  Investor Interests Payable on Redemption Date.  With respect to any Investor Interests, such Investor Interests shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the applicable Redemption Date cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the applicable Redemption Price and (unless the Issuer shall default in the payment of such Redemption Price) no interest shall accrue on such Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating such Redemption Price.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1  Compliance Certificates and Opinions, etc.

(a)                                  Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (x) an Officer’s Certificate stating that the Issuer has complied with all conditions precedent, if any, provided for in this Indenture relating to the proposed action and (y) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)                                     a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)                               a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)                                 (i)  Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(i)                                     Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Outstanding Amount of the Investor Interests, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than one percent of the Outstanding Amount of the Investor Interests.

(ii)                                  Whenever any property or securities are to be released from the Lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iii)                               Other than with respect to the release of the Lien of this Indenture on any Collateral that has been reassigned in accordance with Section 2.7 of the Sale and Servicing Agreement, whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause  (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below, or securities released from the Lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Outstanding Amount of the Investor Interests, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than [one] percent of the then Outstanding Amount of the Investor Interests.

(iv)                              Notwithstanding Section 2.9 or any other provision of this Section 11.1, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and related Collateral Security and proceeds of both as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Basic Documents and (C) take any other action not inconsistent with the Trust Indenture Act so long as the Indenture is or is required to be qualified under the Trust Indenture Act.

SECTION 11.2  Form of Documents Delivered to Indenture Trustee.

(a)                                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller or the Issuer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)                                 Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

(e)                                  In determining whether the holders of the required principal amount of Investor Interests have concurred in any act, Investor Interests owned by the Issuer, TFC or any of its Affiliates, shall be disregarded; provided, however, that for the purposes of determining whether the Indenture Trustee shall be protected in relying on any such act, only Investor Interests which such Trustee knows are so owned shall be disregarded.

SECTION 11.3  Acts of Interestholders.

(a)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Interestholders or a Series of Interestholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Interestholders in person or by agents duly appointed in writing and shall be subject to Section 5.11 hereof; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Interestholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)                                  The ownership of Investor Interests shall be proved by the Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Investor Interests (or any one or more Predecessor Interests) shall bind the Holder of every Investor Interest issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Investor Interest.

SECTION 11.4  Notices, etc., to Indenture Trustee, Issuer and Rating Agencies.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Interestholders or other documents provided or permitted by this Indenture shall be in writing and, if such request, demand, authorization, direction, notice, consent, waiver or act of Interestholders is to be made upon, given or furnished to or filed with:

(i)                                     the Indenture Trustee by any Interestholder or by the Issuer, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office; or

(ii)                                  the Issuer by the Indenture Trustee or by any Interestholder, shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to:  Textron Financial Floorplan Master Note Trust, 40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687 Attention: Chief Financial Officer (telecopy: (401) 621-5045) with copies to (i) to the same address, Attention: General Counsel (telecopy: (401)621-5040) and (ii) SunTrust Bank, 25 Park Place, 24th Floor, Atlanta, Georgia 30303, Attention: Corporate Department,  (telecopy: (404) 588-7335), or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.  The Issuer shall promptly transmit any notice received by it from the Interestholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to such address as shall be designated by written notice from any Rating Agency to the other parties.

SECTION 11.5  Notices to Interestholders; Waiver.

(a)                                  Where this Indenture provides for notice to Interestholders of any condition or event, such notice shall be sufficiently given  (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Interestholder affected by such event, at such Person’s address as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  If notice to Interestholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Interestholder shall affect the sufficiency of such notice with respect to other Interestholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

(b)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Interestholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c)                                  In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Interestholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d)                                 Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

SECTION 11.6  Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Investor Interests to the contrary, the Issuer may enter into any agreement with any Holder of a Investor Interest providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

SECTION 11.7  Conflict with Trust Indenture Act.

(a)                                  If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

(b)                                 If this Indenture is or is required to be qualified under the Trust Indenture Act, the provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9  Successors and Assigns.

(a)                                  All covenants and agreements in this Indenture and the Investor Interests by the Issuer shall bind its successors and assigns, whether so expressed or not.

(b)                                 All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 11.10  Separability.  In case any provision in this Indenture or in the Investor Interests shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11  Benefits of Indenture.  Nothing in this Indenture or in the Investor Interests, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Interestholders and the Beneficial Owners of Investor Interests and (only to the extent expressly provided herein) the Residual Interestholder and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12  Legal Holidays.  If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Investor Interests or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13  GOVERNING LAW.  THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.14  Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15  Recording of Indenture.  If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Interestholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.16  No Recourse.

(a)                                  Each Interestholder will agree by acceptance of a Investor Interest (or interest therein) that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Investor Interests or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

(i)                                     the Indenture Trustee or the Owner Trustee in its individual capacity;

(ii)                                  any owner of a beneficial interest in the Issuer; or

(iii)                               any partner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Owner Trustee, the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee has no such obligation in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

(b)                                 Except as expressly provided in the Basic Documents, neither the Seller, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, owners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Investor Interests or this Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Issuer solely as the Issuer in the assets of the Issuer.  Each Interestholder or Beneficial Owner by the acceptance of a Investor Interest (or beneficial interest therein) will agree that, except as expressly provided in the Basic Documents, in the case of an Event of Default under this Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in this Indenture or in the Investor Interests.

SECTION 11.17  No Petition.  The Indenture Trustee, by entering into this Indenture, and each Interestholder and Beneficial Owner, by accepting an Investor Interest (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Seller or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or the Issuer under any Insolvency Law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or the Issuer unless Interestholders representing not less than 66 2/3% of the Outstanding Amount of each Series have approved such action.

SECTION 11.18  Inspection.  The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested.  The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 11.19  No Substantive Review of Compliance Documents.  Other than as specifically set forth in this Indenture for notices which specifically contain information of which the Indenture Trustee is to have notice, any reports, information or other documents provided to the Indenture Trustee are for the purposes only of enabling the sending party to comply with its document delivery requirements hereunder and such party’s receipt of any such information shall not, in and of itself, constitute constructive or actual notice to the Indenture Trustee of any information contained therein or determinable from any information contained therein, including the Issuer or the Servicer’s compliance with any of its covenants, representations or warranties hereunder.

SECTION 11.20  Amendment of Basic Documents.  The Issuer shall not amend, modify or grant any consent or waiver with respect to the provisions of any of the Basic Documents without the prior written consent of the Indenture Trustee, except where the Basic Documents do not require the consent of the Indenture Trustee for such amendment, modification, consent or waiver.

SECTION 11.21  Subordination.

(a)                                  The Issuer and each Holder, by accepting an Investor Interest, acknowledge and agree that such Investor Interest represents indebtedness of the Issuer and does not represent an interest in any assets (other than the Conveyed Assets) of the Seller (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Conveyed Assets and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent the Seller enters into other securitization transactions, each of the Issuer and each Holder, by accepting an Investor Interest, acknowledges and agrees that it shall have no right, title or interest in or to any assets (or interests therein) (other than the Conveyed Assets) conveyed or purported to be conveyed by the Seller to another securitization trust or other Person or Persons in connection therewith (whether by way of a sale, capital contribution or by virtue of the granting of a lien) (“Other Assets”).  To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Issuer or any Holder either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through the Seller or any other Person owned by the Seller, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Federal Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through the Seller or any other Person owned by the Seller, then the Issuer and each Holder, by accepting an Investor Interest, further acknowledge and agree that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of the Seller which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable law, including insolvency laws, and whether asserted against the Seller or any other Person owned by the Seller), including the payment of post-petition interest on such other obligations and liabilities.  This subordination provision shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each Holder further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.21 and the terms of this Section 11.21 may be enforced by an action for specific performance.

(b)                                 The provisions of this Section 11.21 shall be for the third party benefit of those entitled to rely thereon and shall survive the termination of this Indenture.

SECTION 11.22  Intercreditor Arrangement.  With respect to a Dealer that is the obligor under Receivables that have been or will be conveyed to the Seller under the Receivables Purchase Agreement,

TFC may be or become a lender to such Dealer under an agreement or arrangement (a “Unrelated Agreement”) other than a Floorplan Financing Agreement or an Accounts Receivable Financing Agreement (an “Applicable Financing Agreement”), pursuant to which TFC has been granted a security interest in the same collateral (the “Common Collateral”) in which the Applicable Financing Agreement for such Dealer creates a security interest, which Common Collateral may include the same Financed Assets (the “Common Financed Assets”) in which such Applicable Financing Agreement creates a security interest.  The Common Collateral other than the related Common Financed Assets is referred to herein as the “Common Non-Financed Asset Collateral.”  The Indenture Trustee on behalf of the Interestholders is subject to the Seller’s agreement in Article VII of the Receivables Purchase Agreement that, with respect to each Receivable of each such Dealer:  (a) the security interest in such Common Non-Financed Asset Collateral created by the Applicable Financing Agreement and assigned to the Seller is junior and subordinate to the security interest therein created by the Unrelated Agreement; (b) the Seller has no legal right to realize upon such Common Non-Financed Asset Collateral or exercise its rights under the Applicable Financing Agreement in any manner that is materially adverse to TFC until all required payments in respect of the obligation created or secured by the Unrelated Agreement have been made; and (c) in realizing on such Common Non-Financed Asset Collateral, TFC shall not be obligated to protect or preserve the rights of the Seller or the Trust in such Common Non-Financed Asset Collateral.

SECTION 11.23  Amendment and Restatement.  This Indenture amends and restates the Indenture dated as of the March 30, 2001, as amended, among the parties hereto in its entirety and is not in satisfaction of the terms, provisions or obligations thereunder.  All liens granted thereunder shall continue under this Indenture.

[signature page follows]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

TEXTRON FINANCIAL FLOORPLAN MASTER NOTE TRUST

By: SUNTRUST DELAWARE TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Trust Officer

THE BANK OF NEW YORK, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Ryan Bittner
Name: Ryan Bittner
Title: Assistant Treasurer

EXHIBIT A

FORM OF INVESTMENT LETTER

, 20

Textron Financial Floorplan Master Note Trust
Series            Investor Interests

Re:                               Purchase of                   Unregisterered Interests

Ladies and Gentlemen:

This letter (the “Investment Letter”) is delivered by                                      (the “Holder”) pursuant to Section 2.15 of the Amended and Restated Indenture (the “Indenture”) dated as of May 26, 2005 between Textron Financial Floorplan Master Note Trust, as Issuer, and The Bank of New York, as Indenture Trustee.  Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.  The Holder represents to the Issuer as follows:

(i)                                     the Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Unregistered Interests and is able to bear the economic risk of such investment;

(ii)                                  the Holder has reviewed the Indenture, all other Basic Documents and all related documents, including any applicable note purchase agreement (including the exhibits thereto) and has had the opportunity to perform due diligence with respect thereto and to ask questions of and receive answers from the Issuer and its representatives concerning the Issuer, the Seller and the Unregistered Interests;

(iii)                               the Holder is not acquiring the Unregistered Interests as an agent or otherwise for any other person (other than another Holder);

(iv)                              the Holder is a “Qualified Institutional Buyer” as defined in Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) (a “Qualified Institutional Buyer”) and is aware that the seller of the Unregistered Interests and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A.  The Holder understands that the offering and sale of the Unregistered Interests have not been and will not be registered under the Securities Act of 1933, as amended, and have not and will not be registered or qualified under any applicable “blue sky” law, and that the offering and sale of the Unregistered Interests have not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body;

(v)                                 the Holder is acquiring the Unregistered Interests without a view to any distribution, resale or other transfer thereof, except as contemplated by the following sentence.  The Holder will not resell or otherwise transfer the Unregistered Interests or any portion thereof, except in accordance with the Indenture, the Basic Documents and any related document, including any applicable note purchase agreement, and only to a Qualified Institutional Buyer in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or “blue sky” laws.  The Holder will notify any Person to whom it resells or transfers the Unregistered Interests that such resale or transfer is being made in reliance upon Rule 144A;

(vi)                              the Holder understands that each Note will bear a legend to substantially the following effect:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A WHO IS PURCHASING THE NOTES FOR HIS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR (B) TO AN ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER (SUBJECT IN THE CASE OF CLAUSE (B) TO RECEIPT BY THE INDENTURE TRUSTEE OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS ARE REQUIRED UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

(vii)                           this Investment Letter has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligations of the Holder, enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

Very truly yours,

By:
Its:

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